                                                                   EXHIBIT 10.25


                           RECEIVABLES SALE AGREEMENT


                                      among


                      INTERFACE SECURITIZATION CORPORATION
                                    as Seller


                                 INTERFACE, INC.
                               as Collection Agent


                         CERTAIN FINANCIAL INSTITUTIONS
                               as Bank Purchasers

                                       and


                       CANADIAN IMPERIAL BANK OF COMMERCE
                             as Administrative Agent







                          Dated as of December 27, 1996

                                TABLE OF CONTENTS


                                                                             Page
                                                                             ----

ARTICLE I:  DEFINITIONS .....................................................  1

         SECTION 1.1 ........................................................  1

ARTICLE II: THE FACILITY .................................................... 26

ARTICLE III:WHAT IS SOLD .................................................... 26

         SECTION 3.1    Determination of Ownership Interest ................. 26
         SECTION 3.2    Frequency of Determining Ownership Interest ......... 27

         SECTION 3.3    Maximum Ownership Interest and Investment ........... 28
         SECTION 3.4    Reduction of Commitments ............................ 28
         SECTION 3.5    Extension of Stated Termination Date ................ 29

ARTICLE IV: PURCHASE PRICE .................................................. 29

         SECTION 4.1    Determination of Cash Component of Purchase
                        Price ............................................... 29
         SECTION 4.2    Satisfaction of Deferred Payment Component of
                        Purchase Price ...................................... 30
         SECTION 4.3    Several Obligations ................................. 30

ARTICLE V:  FEES AND EXPENSES ............................................... 32

         SECTION 5.1    [Intentionally left blank] .......................... 32
         SECTION 5.2    Settlement Date Payments ............................ 32
         SECTION 5.2.1  Purchase Discount ................................... 32
         SECTION 5.2.2  Purchase Premium .................................... 32
         SECTION 5.2.3  Commitment Fee ...................................... 32
         SECTION 5.2.4  Collection Agent Fee ................................ 33
         SECTION 5.3    Legal Fees and Other Expenses ....................... 33
         SECTION 5.4    Interest on Unpaid Amounts .......................... 33

ARTICLE VI: PURCHASE PROCEDURES ............................................. 33


                                                                             Page
                                                                             ----

         SECTION 6.1    Types of Purchases ................................. 33
         SECTION 6.2    Notice Requirements ................................ 34
         SECTION 6.3    Selection of Tranche Periods and Discount
                        Rates .............................................. 34
         SECTION 6.4    Conditions Precedent to Initial Purchase ........... 37
         SECTION 6.5    Condition Precedent to all Incremental
                        Purchases .......................................... 40
         SECTION 6.6    Conditions Precedent to All Purchases .............. 40

ARTICLE VII:  SETTLEMENT PROCEDURES ........................................ 40

         SECTION 7.1    Settlement Dates ................................... 40
         SECTION 7.2    Application of Collections ......................... 41
         SECTION 7.2.1  Application of Collections on Days That Are
                        Not Settlement Dates ............................... 41
         SECTION 7.2.2  Application of Collections on Settlement
                        Dates .............................................. 42
         SECTION 7.3    Adjustments due to Dilution, Etc ................... 43
         SECTION 7.4    Receivables Activity Report ........................ 43
         SECTION 7.5    Payments Generally ................................. 43

ARTICLE VIII: ADMINISTRATIVE AGENT AND COLLECTION AGENT .................... 44

         SECTION 8.1    Appointment of Administrative Agent ................ 44
         SECTION 8.2    Appointment of Collection Agent .................... 47
         SECTION 8.2.1  Replacement of Collection Agent; Notification
                        of Obligors ........................................ 48

ARTICLE IX:   REPRESENTATIONS AND WARRANTIES ............................... 49

         SECTION 9.1    Representations and Warranties of the Seller
                        and the Collection Agent ........................... 49
         SECTION 9.2    Representations and Warranties of
                        Interface .......................................... 53

ARTICLE X:    COVENANTS .................................................... 54

         SECTION 10.1   Affirmative Covenants of the Seller and the
                        Collection Agent ................................... 54

                                                                             Page
                                                                             ----

         SECTION 10.2   Reporting Requirements of the Seller and the
                        Collection Agent ................................... 56
         SECTION 10.3   Negative Covenants of the Seller and the
                        Collection Agent ................................... 58
         SECTION 10.4   Covenants of the Seller and Interface
                        Relating to Separate Legal Identity ................ 61
         SECTION 10.5   Covenants of Interface ............................. 63

ARTICLE XI:  INDEMNIFICATIONS; INCREASED COSTS ............................. 64

         SECTION 11.1   Indemnification by the Seller of the Bank
                        Purchasers, etc .................................... 64
         SECTION 11.2   Indemnification Due to Failure to Consummate
                        Purchase or Certain Reductions in
                        Investment ......................................... 66
         SECTION 11.3   Increased Costs; Capital Adequacy .................. 67
         SECTION 11.4   Notices ............................................ 69
         SECTION 11.5   Purchasing Offices ................................. 69
         SECTION 11.6   Limitations on Certain Payment
                        Obligations ........................................ 69

ARTICLE XII:  EVENTS OF TERMINATION ........................................ 70

         SECTION 12.1   Events of Termination .............................. 70
         SECTION 12.2   Remedies ........................................... 74

ARTICLE XIII:  MISCELLANEOUS ............................................... 75

         SECTION 13.1   Amendments, Etc .................................... 75
         SECTION 13.2   Notices, Etc ....................................... 76
         SECTION 13.3   Payments Net of Taxes .............................. 76
         SECTION 13.4   No Waiver; Remedies ................................ 80
         SECTION 13.5   Binding Effect; Assignability; Continuing
                        Obligation ......................................... 80
         SECTION 13.6   Governing Law ...................................... 83
         SECTION 13.7   Security Interest .................................. 83
         SECTION 13.8   Construction of the Agreement ...................... 83
         SECTION 13.9   Confidentiality .................................... 83


                                                                             Page
                                                                             ----
         SECTION 13.10  Agent Determinations on Concentration
                        Limits ............................................. 84
         SECTION 13.11  Not a Joint Venture ................................ 84
         SECTION 13.12  Execution in Counterparts .......................... 84
         SECTION 13.13  Submission to Jurisdiction, Appointment of
                        Agent to Accept Service of Process ................. 84
         SECTION 13.14  Change in Accounting Principles, Fiscal Year
                        or Tax Laws ........................................ 85

                                    Schedules


Schedule A -     Special Concentration Limits

Schedule B -     Credit and Collection Policy

Schedule C -     List of Lock-Box Banks

Schedule D -     List of Addresses of the Transaction Parties

Schedule E -     List of Assumed Names

Schedule F -     Existing Shareholder Group

Schedule G -     Fiscal Month Closing Dates

                                    Exhibits


Exhibit A -    Form of Notice for Initial and Incremental
               Purchases

Exhibit B -    Form of Notice of Election Not to Make
               Reinvestment Purchases

Exhibit C -    Form of Notice of Payment to Reduce Investment

Exhibit D -    Form of Notice to Lock-Box Bank

Exhibit E -    Form of Lock-Box Agreement

Exhibit F -    Form of Receivables Activity Report

Exhibit G -    Form of Legal Opinion of Counsel for the
               Transaction Parties

Exhibit H -    Form of Transfer Agreement

Exhibit I -    Form of Consent and Acknowledgment

Exhibit J -    Form of Assumption Agreement

                  RECEIVABLES SALE AGREEMENT dated as of December 27, 1996 among:

         (i) INTERFACE SECURITIZATION CORPORATION, a Delaware corporation (the "Seller"),

         (ii)         INTERFACE, INC., a Georgia corporation
                      ("Interface"), as the initial "Collection Agent,"

         (iii) CERTAIN FINANCIAL INSTITUTIONS PARTIES HERETO (each, a "Bank Purchaser"), and

         (iv)         CANADIAN IMPERIAL BANK OF COMMERCE, as
                      administrative agent (the "Administrative Agent") for the Bank Purchasers.



                             ARTICLE I: DEFINITIONS

                  SECTION 1.1 Definitions. In addition to any other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accrued Finance Charges" means, with respect to the Investment allocated to any Tranche Period on any date of determination, an amount calculated in the manner set forth below:

                           AFC       =     (PD + PP + CAF) X DSP X AI
                                                             ---
                                                             360


                           where AFC =     Accrued Finance Charges

                                  PD =     Purchase Discount in respect of
                                           such Tranche Period

                                  PP =     Purchase Premium in respect of such
                                           Tranche Period

                                 CAF =     Collection Agent Fee

                                 DSP =     the number of days in the Tranche
                                           Period preceding such date of
                                           determination

                                  AI =     such Investment (or if such
                                           Investment allocated to such
                                           Tranche Period has changed during
                                           such Tranche Period, the average
                                           daily Investment allocated to such
                                           Tranche Period)

                  "Adjusted LIBO Rate" means, with respect to each Tranche Period in respect of which the Purchase Discount and the related Yield Reserve for the Investment allocated thereto is to be calculated in reference to LIBOR, a rate per annum equal to the rate obtained by dividing (a) LIBOR for such Tranche Period by (b) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

                  "Administrative Agent" means CIBC, acting in such capacity, and any replacement thereof under Section 8.1.

                  "Affiliate" means, with respect to any Person, a Person: (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; (ii) that beneficially owns or holds 10% or more of any class of the voting stock (or, in the case of a Person that is not a corporation, 10% or more of the equity interest) of such Person; or (iii) 10% or more of the voting stock (or, in the case of a Person that is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or an equity interest, by contract or otherwise.

                  "Aged Receivables Ratio" means, as of any date of determination, a fraction, expressed as a percentage, (i) the numerator of which is the aggregate unpaid balance of Receivables that were either (a) past due (from the original due date) 61 days to 90 days as of the end of the fiscal month then most recently ended (or ending on such date of determination), or (b) were less than 91 days past due (from the original due date) as of such date but which were Defaulted Receivables as of such date and (ii) the denominator of which is the aggregate amount of net sales of the Originators during the third full fiscal month prior to such fiscal month.

                  "Aggregate Ownership Interest" means, at any time, a percentage equal to the sum at such time of the Bank Group Ownership Interest hereunder and the "Ownership Interest" under and as defined in the Parallel Sale Agreement.

                  "Agreement" means this Receivables Sale Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

                  "Applicable Margin" means, during any fiscal quarter of Interface, the percentage determined for such fiscal quarter from the chart set forth below based on Interface's Interest Coverage Ratio and Leverage Ratio determined as of the last day of the second fiscal quarter immediately preceding the then current fiscal quarter:

                           Interest Coverage Ratio

                                   Less Than               Greater Than               Greater Than
                                    or Equal            3.0:1.00 and Less              or Equal
Leverage Ratio                    to 3.0:1.0             Than 5.0:1.0                 to 5.0:1.0
--------------                    ----------           -------------------           --------------
Greater than or
  equal to 50%                    1.000%                     0.875%                     0.750%

Greater than 35%
  and less than
  50%                             0.875%                     0.750%                     0.500%

Less than or
  equal to 35%                    0.750%                     0.500%                     0.375%


provided, however, if Interface fails to deliver its financial statements, for such second preceding fiscal quarter pursuant to Section 10.2 prior to the first day of the then-current fiscal quarter, the Applicable Margin during such current fiscal quarter shall be 1.000%.

                  "Assumption Agreement" means either the Guilford Assumption Agreement or the Intek Assumption Agreement.

                  "Bank Group Ownership Interest" means, at any time, a percentage equal to the aggregate Ownership Interests then held by the Bank Purchasers hereunder.

                  "Bank Purchaser" means any financial institution party hereto as of the date hereof and identified as being a "Bank Purchaser" on the signature pages hereto, and any successor or assign thereof.

                  "Bankruptcy Code" means the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss.101 et seq.), as amended.

                  "Base Rate" means the higher of the following two rates (with any change in the Base Rate to be effective as of the date of change of either of the following rates):

                  (a) the rate which the New York Agency of CIBC publicly announces from time to time as its base rate, as in effect from time to time, and

                  (b) the Federal Funds Rate, as in effect from time to time, plus one-half to one percent (0.50%) per annum.

CIBC's base rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; CIBC may make commercial loans or other loans at rates of interest at, above or below its base rate.

                  "Bentley" means Bentley Mills, Inc., a Delaware corporation.

                  "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia and, if the applicable Business Day relates to a Tranche Period in respect of which the Discount Rate is the Adjusted LIBO Rate, on which trading is carried on by and between banks in the London interbank market.

                  "Certificate of Deposit Rate" means, with respect to each Tranche Period in respect of which the Purchase Discount and the related Yield Reserve for the Investment allocated thereto is to be calculated in reference to the Certificate of Deposit Rate, the rate (rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple), as determined by the Administrative Agent at approximately 9:00 A.M. (local time for the Administrative Agent) on the first day of such Tranche Period and identified on Telerate as the consensus bid rate for secondary certificates of deposit in an amount approximately comparable to the Pro Rata Share of the Administrative Agent (as a Bank Purchaser) in the aggregate Investment allocated to such Tranche Period and with a maturity equal to such Tranche Period. As of the date of the execution of this Agreement, such consensus bid rate appears on page 5 of Telerate. If the foregoing rate is unavailable on Telerate for any reason, then such rate shall be determined by the Administrative Agent from the comparable rate quoted on another interest rate reporting service of recognized standing as designated by the Administrative Agent to the Collection Agent, the Seller and the Bank Purchasers.

                  "Change in Control Provision" means any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Interface Control Debt which requires, or permits the holder(s) of such Interface Control Debt to require, that such Interface Control Debt be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect, as a result of a change in ownership of the capital stock of Interface or voting rights with respect thereto.

                  "CIBC" means Canadian Imperial Bank of Commerce, and its successors and assigns.

                  "Class B Shareholders' Agreement" means that certain Voting Agreement for Interface, Inc. Class B Common Stock Shareholders dated as of April 13, 1993 by and among Ray C. Anderson and approximately 38 other holders of Class B common stock of Interface, pursuant to which Ray C. Anderson is entitled to direct the voting of the shares of Class B common stock subject thereto.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collection" means any amount paid by an Obligor or any other party with respect to a Receivable.

                  "Collection Agent" means Interface or any replacement thereof under Section 8.2.1.

                  "Collection Agent Fee" means the percentage used to determine the fee payable by the Bank Purchasers to the Collection Agent, as described in
Section 5.2.4.

                  "Commitment" means, in respect of any Bank Purchaser, the amount set opposite such Bank Purchaser's name on the signature pages hereto, as such amount may be reduced from time to time in accordance with Section 3.4 or modified in accordance with Section 13.1 or 13.5.

                  "Commitment Fee" has the meaning assigned to such term in Section 5.2.3.

                  "Commitment Termination Date" means the earliest to occur of
(i) any Business Day designated by the Seller as the Commitment Termination Date on not less than three Business Days' prior written notice given by the Seller to the Administrative Agent, (ii) the Business Day on which the Commitments of the Bank Purchasers shall be reduced to zero in accordance with the terms of
Section 3.4, (iii) the date on which the Administrative Agent shall declare the Commitment Termination Date to have occurred pursuant to Section 12.2, (iv) the date of the occurrence of a Termination Event of the type described in Section 12.1(f) or (v) the Stated Termination Date.

                  "Consent and Acknowledgment" means a letter agreement made by an Originator in favor of the Bank Purchasers pursuant to which, among other things, such Originator consents to, and acknowledges, the transactions contemplated hereby, in substantially the form attached hereto as Exhibit I, as such letter agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "Consolidated Companies" means, collectively, Interface and all of its Subsidiaries.

                  "Consolidated EBITA" means, for any fiscal period of Interface, an amount equal to (A) the sum for such fiscal period of Consolidated Net Income (Loss) plus, to the extent subtracted in determining such Consolidated Net Income (Loss), provisions for taxes based on income, Consolidated Interest Expense, and amortization of goodwill and deferred financing costs, minus (B) any items of gain (or plus any items of loss) which were included in determining such Consolidated Net Income (Loss) and were (x) not realized in the ordinary course of business or (y) the result of any sale of assets.

                  "Consolidated Interest Expense" means, for any fiscal period of Interface, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense, or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income (Loss)" means, for any fiscal period of Interface, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business, (ii) any income or loss of any Person accrued prior to the date such Person becomes a Subsidiary of Interface or is merged into or consolidated with any Consolidated Company or all of substantially all of such Person's assets are acquired by any Consolidated Company, and (iii) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation.

                  "Consolidated Net Worth" means, as of any date of determination, Shareholders' Equity of Interface, excluding (i) the effects of foreign currency translation adjustments under Financial Accounting Standards Board Statement No. 52 as in effect on the date hereof, and (ii) after-tax gains on the sales of assets outside the ordinary course of business of the Consolidated Companies and any after-tax gains with respect to pension reversions, in any case with respect to
(i) and (ii) above, as such adjustments or gains occur subsequent to December 29, 1991.

                  "Convertible Preferred Stock" means Interface's Series A Cumulative Convertible Preferred Stock having an aggregate liquidation value of $25,000,000 and 7.0% cumulative dividend, being convertible into shares of Interface's Class A common stock at the rate of one share of Class A common stock for each $14.7875 of "conversion value" of such Preferred Stock (as defined in the Articles of Amendment of Interface executed with respect to such Preferred Stock and subject to adjustments as provided therein), and being subject to redemption at the option of the holders thereof not earlier than June 1, 2003, on the terms and conditions set forth in such Articles of Amendment.

                  "Credit and Collection Policy" means, in the case of any Originator, the written credit and collection policy utilized by such Originator as of the date hereof, a copy of which is attached hereto in Schedule B, as the same may be amended or otherwise modified in strict compliance with this Agreement.

                  "Currency Contracts" means any forward contracts, futures contracts, foreign exchange contracts, currency swap agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in foreign exchange rates.

                  "Defaulted Receivable" means any Receivable which:

                  (1) has been or should have been charged-off in conformity with the applicable Credit and Collection Policy; or

                  (2) is owed by an Obligor who is in bankruptcy, reorganization, insolvency or similar proceedings.

                  "Dilution Horizon" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which shall be the aggregate net sales by all of the Originators during the fiscal month then most recently ended (or ending on such date of determination) and the denominator of which shall be the aggregate Eligible Receivables originated by Originators and outstanding as of the last day of such fiscal month.

                  "Dilution Ratio" means, as of any date of determination, a fraction, expressed as a percentage, the numera tor of which is the aggregate amount of Dilutions in respect of Receivables for the fiscal month then most recently completed (or ending on such date of determination) and the denominator of which is the aggregate amount of net sales by all of the Originators occurring during the fiscal month prior to such fiscal month then most recently completed (or then ending).

                  "Dilution Reserve" means, as of any date of determination, a percentage equal to the following:


                   DPR = (2.25 x DH x ADP) + ((HDP - ADP) x HDP/ADP)

where:             DPR = the Dilution Reserve;

                   DH  = the Dilution Horizon;

                   ADP = the average Dilution Ratio during the period
                         of twelve consecutive full fiscal months immmediately preceding (or ending on) such date of determination; and

                   HDP = the highest Dilution Ratio during the twelve
                         consecutive full fiscal months immediately preceding (or ending on) such date of determination.

                  "Dilutions" means the aggregate amount of any reductions and cancellations of Receivables which have been reduced or cancelled, respectively, for any reason other than that (1) the Obligors have made payments thereon or
(2) the Seller has charged-off such Receivables in accordance with the applicable Credit and Collection Policy. The term "Dilutions" shall include, without limitation, credits, rebates, freight charges, cash discounts, volume discounts, cooperative adver tising expenses, royalty payments, warranties, allowances, disputes, chargebacks, returned or repossessed goods, and allowances for early payments.

                  "Discount Rate" means, in the case of any Tranche Period, the Adjusted LIBO Rate, the Base Rate or the Fixed CD Rate, as applicable.

                  "Dollars" or "$" means, unless another currency is expressly identified, the lawful currency of the United States.

                  "Earlier Sale Agreement" means that certain Receivables Sale Agreement dated as of August 4, 1995 among the Seller,

Interface, certain financial institutions parties thereto, Trust Company Bank and The First National Bank of Chicago, as co-agents for such financial institutions, Trust Company Bank, as administrative agent, and The First National Bank of Chicago, as documentation and collateral agent, as the same has been amended, supplemented or otherwise modified prior to the date hereof.

                  "Eligible Receivable" means any Receivable:

                  (1) which is not unpaid for more than 60 days past the date on which it was due;

                  (2) which is required to be paid in full within 31 days of the invoice date; provided that a Receivable that meets the criteria set forth in this definition but for this clause (2) may nonetheless constitute an "Eligible Receivable" if (a) such Receivable is required to be paid in full within 61 days of the invoice date and (b) the outstanding balance of such Receivable, together with the aggregate outstanding balance of all other Receivables that constitute "Eligible Receivables" by reason of this proviso, does not at any time exceed an amount equal to 30% of the aggregate outstanding balance of all Receivables that constitute Eligible Receivables at such time (including Receivables that are Eligible Receivables by reason of this proviso);

                  (3)      which is denominated in, and payable only in, U.S.
                           Dollars;

                  (4)      which is not a Defaulted Receivable;

                  (5) the Obligor of which has had no Defaulted Receiv able at any time during the immediately preceding twelve-month period;

                  (6) the Obligor of which does not then have more than 10% of its total Receivables unpaid for more than 120 days past the dates on which they were due;

                  (7) the Obligor of which is not an Affiliate of any of the Transaction Parties, any of the Bank Purchasers or the Administrative Agent;

                  (8) the Obligor of which is not a government or subdivision or agency of a government; provided that a Receivable that meets the criteria set forth in this definition but for this clause (8) may nonetheless constitute an "Eligible Receivable" if
                           (a) the Obligor thereon is a governmental entity acceptable to the Administrative Agent and (b) the outstanding balance of such Receivable, together with the aggregate outstanding balance of all other Receivables that constitute "Eligible Receivables" by reason of this proviso, does not at any time exceed an amount equal to 8% of the aggregate Investment of all Bank Purchasers hereunder (net of the aggregate amount, if any, owed by the Seller to one or more of the Bank Purchasers under Article XI) at such time;

                  (9) the Obligor of which is a resident of the United States; provided that a Receivable that meets the criteria set forth in this definition but for this clause (9) may nonetheless constitute an "Eligible Receivable" if:

                                            (a) the outstanding balance of such
                                    Receivable, together with the aggregate
                                    outstanding balance of all other Receivables that constitute "Eligible Receivables" by reason of this proviso, does not exceed an amount equal to that portion of the aggregate Reserve at such time representing the components described in clauses (1) and
                                    (3) of the definition of "Reserve";

                                            (b) in addition to the restrictions
                                    set forth in clause (a): in the case of any Receivable owing by an Obligor that is located in a country in respect of which the

                                    "sovereign rating" assigned by S&P is
                                    "investment grade", the outstanding balance thereof, together with the aggregate outstanding balance of all other Receivables that constitute "Eligible Receivables" by reason of this proviso and that are owed by Obligors in such countries, does not exceed a sublimit equal to that portion of the aggregate Reserve at such time representing the component described in clause (1) of the definition of "Reserve";

                                            (c) in addition to the restrictions
                                    set forth in clause (a): in the case of any Receivable owing by an Obligor that is located in a country in respect of which the "sovereign rating" assigned by S&P is less than "investment grade" (or in respect of which S&P has not assigned a "sovereign rating"), the outstanding balance thereof, together with the aggregate outstanding balance of all other Receivables that constitute "Eligible Receivables" by reason of this proviso and that are owed by Obligors in such countries, does not exceed a sublimit equal to the Standard Concentration Limit then in effect; and

                                             (d) the Seller is in compliance
                                    with the terms of Section 3.3 at such time;

                  (10) which is not (i) subject to any dispute, claim, defense or offset and which has not been compromised, adjusted or modified (including by extension of time for payment or the granting of any discounts, allowances or credits) or (ii) evidenced by any note or other instrument;

                  (11) which arises out of a "current transaction", and the purchase of which with the proceeds of notes having a maturity at the time of issuance not exceeding 270 days would constitute a "current transaction", as such term is defined in Section 3(a)(3) of the Securities Act of 1933, as amended;

                  (12) which is an "account" within the meaning of the Uniform Commercial Code of the State in which is located the Seller's principal place of business or, if the Seller has more than one place of business, its chief executive office;

                  (13) which arose from a bona fide sale of merchandise or insurance or the rendering of services accepted by the Obligor of that Receivable, the performance and delivery of which has been completed by the applicable Originator and by all parties other than the Obligor; without limiting the generality of the foregoing, such sale is not a "bill and hold", consignment, "sale on approval", conditional sale or similar arrangement;

                  (14) in which each Bank Purchaser shall, upon the Purchase by it of an Ownership Interest therein, acquire good and marketable title to such Ownership Interest therein, free and clear of all liens, security interests and encumbrances (other than Permitted Liens);

                  (15) that is the legal, valid and binding payment obligation of the Obligor thereon;

                  (16) that represents the sales price of merchandise, insurance or services, within the meaning of
                           Section 3(c)(5) of the Investment Company Act of 1940, as amended;

                  (17) which does not contravene any applicable law, rule or regulation in any material respect (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

                  (18) which is not subject to any restrictions on the transfer, assignability or sale thereof;

                  (19) which has been generated in accordance with the terms and conditions of, and otherwise satisfies, the applicable Credit and Collection Policy;

                  (20) other than to the extent any portion thereof is payable on account of sales taxes;

                  (21) which was generated in the ordinary course of business of the applicable Originator;

                  (22) in respect of which no cash deposit or other advance payment shall have been received by the applicable Originator or any other Person thereon or in respect thereof; and

                  (23) which shall have been purchased by the Seller from an Originator for reasonably equivalent value (other than by the extinguishment or reduction of antecedent debt) pursuant to a Transfer Agreement and all rights of the Seller, as transferee thereunder, are fully assignable to the Bank Pur chasers without any restriction on such assignment.


                  "ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer with the Seller under Section 414 of the Code.

                  "Event of Termination" shall have the meaning assigned to that term in Section 12.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

                  "Excluded Taxes" has the meaning assigned to such term in Section 13.3.

                  "Existing Shareholder Group" means (i) for so long as Ray C. Anderson shall be living and is performing the duties of chairman and chief executive officer of Interface, Ray C. Anderson and each other party to the Class B Shareholders' Agreement, David Milton, Daniel T. Hendrix, Charles R. Eitel, Royce R. Renfroe, Brian L. DeMoura, and David W. Porter, and (ii) at all times thereafter, the individuals listed on Schedule F; provided that in the case of each individual referred to in the preceding clauses (i) and (ii), for purposes of this definition the reference to such individual shall be deemed to include the members of such individual's immediate family, such individual's estate, and any trusts established by such individual (whether inter vivos or testamentary) for the benefit of members of such individual's immediate family.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

                  "fiscal" means, when used in respect of any period, such fiscal period of Interface.

                  "Fixed CD Rate" means, with respect to any Tranche Period, a rate per annum equal to the sum of (i) the rate obtained by dividing (x) the Certificate of Deposit Rate for such Tranche Period by (y) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserve requirements as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable during such Tranche Period to new nonpersonal time deposits in the United States in and amount equal to or in excess of $100,000 with a maturity comparable to such Tranche Period of any member bank of the Federal Reserve System, plus (ii) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the then current annual assessment payable to the Federal Deposit Insurance Corporation for insuring time deposits of the Administrative Agent in the United States.

                  "Foreign Subsidiary" shall mean each Consolidated Company that is organized under the laws of a jurisdiction other than the United States of America or any state thereof.

                  "Funded Debt" means all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money Liens, capitalized leases, conditional sales contracts and similar title retention debt instruments, and Indebtedness evidenced by bonds, debentures, notes or other similar instruments, including all current maturities of such Indebtedness. The calculation of Funded Debt shall include all Funded Debt of the Consolidated Companies, plus (i) all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company, to the extent supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent which a Consolidated Company or its assets otherwise have become liable for payment thereof, (ii) the aggregate "Investment" from time to time outstanding under, and as defined in, the Parallel Sale Agreement, (iii) the aggregate Investment from time to time outstanding hereunder plus (iv) any other amounts due and owing to the Bank Purchasers hereunder.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Guaranty" means any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Guilford" means Interface Interior Fabrics, Inc. (formerly known as Guilford of Maine, Inc.).

                  "Guilford Marketing" means Guilford of Maine Marketing Co., a Nevada corporation.

                  "Guilford Assumption Agreement" means that certain Assumption and Amendment Agreement dated as of December 27, 1996 among Guilford, Guilford Marketing and the Seller.

                  "Incremental Purchase" means any Purchase (other than the Initial Purchase) which causes the amount of the Investment of any Bank Purchaser, or the aggregate Investment of all Bank Purchasers, to increase.

                  "Indebtedness" of any Person means, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all rental obligations under leases required to be capitalized under GAAP; (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under Currency Contracts, Interest Rate Contracts, or similar agreements or combinations thereof.

                  "Initial Purchase" means the first Purchase made under this Agreement.

                  "Intek" means Intek, Inc., a Georgia corporation.

                  "Intek Marketing" means Intek Marketing Co., a Nevada corporation.

                  "Intek Assumption Agreement" means that certain Assumption and Amendment Agreement dated as of December 27, 1996 among Intek, Intek Marketing and the Seller.

                  "Interest Coverage Ratio" means the ratio of Consolidated EBITA to Consolidated Interest Expense.

                  "Interest Rate Contracts" means any forward contracts, futures contracts, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in interest rates.

                  "Interface" means Interface, Inc., a Georgia corporation.

                  "Interface Control Debt" means, at any time, debt of Interface for borrowed money in an aggregate principal amount outstanding at such time in excess of $10,000,000 which is subject to Change in Control Provisions, excluding debt of Interface arising under (i) the Interface Credit Agreement or
(ii) any Guaranty or any security or collateral document of Interface delivered pursuant to the Interface Credit Agreement and guaranteeing or securing the "Obligations" under the Interface Credit Agreement.

                  "Interface Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of June 30, 1995 among Interface, certain Affiliates thereof, certain lenders, Trust Company Bank and The First National Bank of Chicago, as "Co-Agents", and Trust Company Bank, as "Collateral Agent", as the same may from time to time be amended, restated, supplemented or otherwise modified. If at any time the Interface Credit Agreement shall be terminated or shall otherwise cease to be in effect,

                           (i) the term "Interface Credit Agreement" shall mean, for purposes of the definition herein of "Interface Control Debt", any revolving credit agreement or similar credit facility that shall have been used to refinance the indebtedness under, or otherwise replace, the Interface Credit Agreement;

                           (ii) for purposes of Section 12.2(k)(i), an Event of Termination shall exist hereunder, at any time following such termination or cessation, upon the occurrence of any event or circumstance that would, but for such termination or cessation, have constituted an "Event of Default" under the Interface Credit Agreement (as amended, restated, supplemented or otherwise modified prior to the date of such termination or cessation) by reason of the failure of any Person to comply with any of the following provisions of the Interface Credit Agreement: Section 8.09 ["Financial Covenants"], 8.10 ["Notices Under Certain Other Indebtedness"] or 9.03 ["Mergers, Acquisitions, Sales, Etc."], or by reason of Section 10.09 ["Money Judgment"] of the Interface Credit Agreement; it being understood that (A) each such provision shall, following such termination or cessation, be deemed to survive such termination or cessation and be incorporated herein by this reference thereto and (B) to the extent any notice shall be required to be given by any co-agent or lender under the Interface Credit Agreement in order for an "Event of Default" thereunder to exist, such notice may be given by the Administrative Agent or any Bank Purchaser hereunder;

                           (iii) for purposes of Section 13.5(d), Section 8.05 of the Interface Credit Agreement (as amended, restated, supplemented or otherwise modified prior to the date of such termination or cessation) shall survive the termination or cessation of the Interface Credit Agreement and shall be deemed incorporated herein by this reference thereto upon any such termination or cessation, and

                           (iv) for purposes of Section 13.5(b), clause (ii) of the proviso thereof shall cease to have effect.

                  "Interface Flooring" means Interface Flooring Systems, Inc., a Georgia corporation.

                  "Inventory Transfer Agreement" means either (i) that certain Bill of Sale and Assignment and Assumption Agreement effective as of December 29, 1996 between Guilford and Guilford Marketing or (ii) that certain Asset Purchase Agreement effective as of December 29, 1996 between Intek and Intek Marketing, in each case as such agreement may be amended, modified, extended or waived from time to time with the consent of the Majority Bank Purchasers and the Administrative Agent.

                  "Investment" means, in respect of any Bank Purchaser at any time, the sum of:

                  (1) the aggregate amount of cash paid by such Bank Purchaser to the Seller for its Initial Purchase (if applicable) and all Incremental Purchases, less the amount of all Collections received and applied to such Bank Purchaser's Investment pursuant to Sections 6.2(c) or Section 7.2.2(c)(ii)(A) and of all payments made by the Seller and applied to such Bank Purchaser's Investment under Sections 3.3 and 7.3; and


                  (2) any amounts owed by the Seller to such Bank Purchaser under Article XI.

                  "Leverage Ratio" means the ratio, expressed as a percentage, of Funded Debt to Total Capitalization for the Consolidated Companies.

                  "LIBOR" means, for any Tranche Period, the offered rate for deposits in Dollars, for a period comparable to such Tranche Period and in an amount comparable to the Pro Rata Share of the Administrative Agent (as a Bank Purchaser) in the aggregate Investment allocated to such Tranche Period and appearing on the Reuters Screen LIBO Page as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of such Tranche Period. If two or more of such rates appear on the Reuters Screen LIBO Page, the rate shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Reuters Screen for any reason, then such rate shall be determined by the Administrative Agent from Telerate Page 3750 or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Administrative Agent to the Collection Agent, the Seller and the Bank Purchasers. In each case such rate shall be rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

                  "Lien" means any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

                  "Lock-Box" means any lock-box(es) or account(s) to which the Obligors remit Collections or into which Collections are otherwise deposited upon receipt by a Lock-Box Bank.

                  "Lock-Box Bank" means any institution at which a Lock-Box is kept or by which a Lock-Box is maintained.

                  "Loss Reserve Ratio" means, as of any date, a percentage equal to the following:

                  LRR = 2.25 x ARR x S

where:            LRR =      the Loss Reserve Ratio;

                  ARR = the highest average, determined for each of twelve consecutive full fiscal months immediately preceding (or ending on) such date of determination, of the Aged Receivables Ratio for three full consectutive fiscal months during such period;

                  S = a fraction, expressed as a percentage, the numerator of which is the aggregate amount of net sales of the Originators during the three full fiscal months then most recently ended (or ending on such date of determination), and the denominator of which is the aggregate unpaid balance of all Eligible Receivables originated by the Originators and outstanding as of the last day of the fiscal month then most recently ended (or ending on such date of determination).

                  "Majority Bank Purchasers" means Bank Purchasers at any time holding at least 66-2/3% of the then aggregate outstanding Investment hereunder or, if no Investment is then outstanding, Bank Purchasers having at least 66-2/3% of the Commitments at such time.

                  "Maximum Ownership Interest" means 100%.

                  "Monthly Settlement Date" means each date (or, if any such date is not a Business Day, the first Business Day following such date) set forth on Schedule G hereto.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Obligor" means any Person which is obligated to make payment on a Receivable.

                  "Originator" means any of Bentley, Guilford, Interface Flooring, Prince Street, Toltec, Intek, Intek Marketing and Guilford Marketing; provided that, for purposes of determining the Aged Receivables Ratio, the Dilution Horizon, the Dilution Ratio or the Loss Reserve Ratio on any date, such determination shall be made without regard to the net sales made, or the Receivables originated, by Guilford or Intek on or after (i) in the case of Guilford, the "Effective Date" under and as defined in the Guilford Assumption Agreement and (ii) in the case of Intek, the "Effective Date" under and as defined in the Intek Assumption Agreement.

                  "Originator Entity shall have the meaning assigned to that term in Section 10.4.

                  "Ownership Interest" means, at any time, an undivided percentage ownership interest of a Bank Purchaser in the Receivables, the related Collections and the Related Rights, as described in Section 3.1(a).

                  "Parallel Sale Agreement" means that certain Receivables Sale Agreement dated as of August 4, 1995 among the Seller, Interface, SPARC and CIBC, as "Servicing Agent" thereunder, as the same has been on or prior to the date hereof, or may from time to time hereafter be, amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Permitted Liens" means any lien, claim or encumbrance (i) arising under this Agreement in favor of the Administrative Agent, for the benefit of the Bank Purchasers, or under the Parallel Sale Agreement in favor of the PSA Agent, for the benefit of SPARC, (ii) in respect of taxes that are not delinquent or (iii) constituting a Permitted Tax Lien.

                  "Permitted Tax Lien" means at any time any lien, claim or encumbrance in respect of taxes the payment of which is being contested by the Seller or Interface in good faith and in respect of which adequate reserves shall have been set aside; provided that any such lien, claim or encumbrance shall cease to be a Permitted Tax Lien if a material risk of loss or forfeiture of any Receivable by reason of such lien, claim or encumbrance shall then exist.

                  "Person" means an individual, partnership, corporation business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means each employee benefit plan (as defined in Section 3(3) of ERISA) currently sponsored, maintained or contributed to by any Transaction Party or any ERISA Affiliate or with respect to which any Transaction Party or any ERISA Affiliate has any liability.

                  "Prince Street" means Prince Street Technologies, Ltd., a Georgia corporation.

                  "Pro Rata Share" means, with respect to any Bank Purchaser at any time, a fraction (expressed as a percentage) the numerator of which shall be the Commitment of such Bank Purchaser at such time and the denominator of which shall be the aggregate Commitments at such time. In the event the Commitments shall have been terminated, the Pro Rata Share of each Bank Purchaser at any time shall be (i) if any Ownership Interests shall then be outstanding, a fraction (expressed as a percentage) the numerator of which shall be the Ownership Interest of such Bank Purchaser at such time and the denominator of which shall be the aggregate Ownership Interests hereunder at such time and (ii) if no Ownership Interests shall then be outstanding, the Pro Rata Share of such Bank Purchaser immediately prior to the termination of the Commitments.

                  "PSA Agent" means CIBC, in its capacity as "Servicing Agent" under the Parallel Sale Agreement, and any successor thereto in such capacity.

                  "Purchase" means any purchase by any Bank Purchaser of an Ownership Interest from the Seller under this Agreement, and includes its participation in the Initial Purchase, any Incremental Purchase and any Reinvestment Purchase. The terms "Purchase", "Initial Purchase", "Incremental Purchase" and "Reinvestment Purchase" shall generally refer to the collective action of the Bank Purchasers in effecting purchases of (or increases in) Ownership Interests at the same time and in an amount corresponding to their respective Pro Rata Shares at such time. When used with respect to any Bank Purchaser, such term shall mean such Bank Purchaser's participation in such Purchase.

                  "Purchase Discount" has the meaning assigned to such term in Section 5.2.1.

                  "Purchase Premium" has the meaning assigned to such term in Section 5.2.2.

                  "Purchasing Office" shall mean, for each Bank Purchaser, the office such Bank Purchaser may designate in writing from time to time to the Seller and the Administrative Agent for purposes of all allocations of such Bank Purchaser's Investment to a Discount Rate of a particular type.

                  "Receivable" means the obligation of an Obligor to pay for merchandise sold or services rendered by an Originator, and includes the rights in connection therewith to payment of any interest or finance charges and in the merchandise (including returned goods) and contracts relating to such Receivable, all security interests, guaranties and property securing or supporting payment of such Receivable, all books and records relating to the Receivables and all proceeds of the foregoing.

                  "Receivables Activity Report" means the report in the form of Exhibit F hereto to be provided by the Collection Agent in accordance with
Section 7.4 of this Agreement.

                  "Receivables Pool" means all Receivables that shall have been purchased by the Seller from Originators.

                  "Reinvestment Purchase" means any Purchase made with Collections.

                  "Reinvestment Suspension Period" means a period beginning on, as applicable, the Commitment Termination Date or the date that Reinvestment Purchases shall cease for any other reason (whether pursuant to Section 6.2(b), 6.6 or otherwise) and ending on the initial date thereafter (if any) on which Reinvestment Purchases shall recommence.

                  "Related Rights" means all rights and remedies of the Seller under each Transfer Agreement (or any instrument, document or agreement executed in connection therewith including, without limitation, each Assumption Agreement) pursuant to which any Receivable shall have been transferred by an Originator to the Seller.

                  "Reserve" means, as of any date, an amount equal to the aggregate investment on such date multiplied by the greater of (a) 10% and (b) the sum of the items set forth below (each expressed as a percentage):

                  (1) the higher of (i) the Loss Reserve Ratio as of such date and (ii) the product of (x) the quotient, expressed as a percentage, of the Standard Concentration Limit divided by the aggregate outstanding balance of all Eligible Receivables as of such date, multiplied by
                       (y) five (5);

                  (2)  1%;

                  (3)  Yield Reserve as of such date and

                  (4)  the Dilution Reserve as of such date.

In the event that any Pemitted Tax Lien shall have attached to any Receivable in the Receivables Pool, the Reserve shall be increased by an amount equal to the related tax that is then being contested.

                  "Reuters Screen" means, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "Sale Documents" means this Agreement, the Parallel Sale Agreement, the Transfer Agreements, the Assumption Agreements, the Inventory Transfer Agreements, the Exhibits hereto and thereto and all other certificates, agreements and documents executed from time to time by any Transaction Party in favor of or otherwise for the benefit of the Bank Purchasers, the Administrative Agent, SPARC, the PSA Agent or any Transaction

Party in connection with the transactions contemplated in any of the foregoing.

                  "Seller" means Interface Securitization Corporation, a Delaware corporation, and its successors and permitted assigns.

                  "Settlement Date" means any date, as described in Section 7.1 of this Agreement, on which the Collection Agent is required to remit specified payments to the Bank Purchasers.

                  "Shareholders' Equity" means, with respect to any Person as at any date of determination, shareholders' equity of such Person determined on a consolidated basis in conformity with GAAP.

                  "SPARC" means Special Purpose Accounts Receivable Cooperative Corporation, a California cooperative corporation, and its successors and assigns.

                  "Special Concentration Limit" means, with respect to any Obligor listed on Schedule A (together with its Affiliates and subsidiaries), the amount indicated opposite the name of such Obligor; provided that the Administrative Agent may, at any time in its discretion but subject to Section 13.10, reduce or increase the Special Concentration Limit for any such Obligor, or add the name of any other Obligor to Schedule A, through the delivery by the Administrative Agent to the Seller of an amended Schedule A; provided that, in the event any increase in a Special Concentration Limit would cause such limit to exceed the Standard Concentration Limit then in effect, the consent of the Majority Bank Purchasers shall be required prior to giving effect to such increase.

                  "Standard Concentration Limit" means, with respect to all of the Receivables owing from a single Obligor (except for an Obligor listed on Schedule A), together with Receivables owing from its Affiliates or subsidiaries, an amount equal to $1,800,000; provided that (i) the Administrative Agent may, at any time in its discretion but subject to Section 13.10, reduce the Standard Concentration Limit for any Obligor through the delivery of a notice by the Administrative Agent to the Seller, and (ii) the Administrative Agent may, at any time on the direction of the

Majority Bank Purchasers, increase the Standard Concentration Limit for any Obligor through the delivery of a notice by the Administrative Agent to the Seller.

                  "Stated Termination Date" means December 26, 1997 or such later date determined in accordance with Section 3.5.

                  "Subordinated Note" means that certain Subordinated Noted dated December 27, 1996 executed by the Seller to the order of Interface and evidencing advances made from time to time by Interface to the Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

                  "Taxes" has the meaning assigned to such term in
Section 13.3.

                  "Telerate" means, when used in connection with any designated page and the Certificate of Deposit Rate or LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the Certificate of Deposit Rate or LIBOR).

                  "Toltec" means Toltec Fabrics, Inc., a Georgia corporation.

                  "Total Capitalization" means the sum of Funded Debt and Consolidated Net Worth for the Consolidated Companies.

                  "Tranche Period" means, with respect to any allocation of Investment for which the Discount Rate shall be: (a) the Base Rate, a period of days not to exceed 30 days; (b) the Adjusted

LIBO Rate, a period of one, two, three or six months, with such Tranche Period ending on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period; provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; and
(c) the Fixed CD Rate, a period of 30, 60, 90 or 180 days commencing on a Business Day selected by the Seller; provided that:

                           (i)   The initial Tranche Period for any new
         Investment (whether in connection with the Initial Purchase or any Incremental Purchase) shall commence on the date of the applicable Purchase and each Tranche Period occurring thereafter in respect of such Investment shall commence on the day on which the next preceding Tranche Period expires.

                           (ii) If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day; provided, however, that in the case of Tranche Periods in respect of which the Adjusted LIBO Rate shall apply, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day.

                           (iii) In the case of any Tranche Period which commences before the Commitment Termination Date and would otherwise end on a date occurring after the Commitment Termination Date, such Tranche Period shall end on the Termination Date. The duration of each Tranche Period which commences after the Commitment Termination Date shall be of such duration as shall be selected by the Administrative Agent.

                  "Transaction Parties" means, collectively, the Seller, Interface and the Originators.

                  "Transfer Agreement" means, in the case of any Originator, an agreement, in substantially the form attached hereto as Exhibit H, between the Seller and such Originator (whether such Originator is an original signatory thereto or became a party to such agreement pursuant to an Assumption

Agreement) pursuant to which the Seller will purchase Receivables from such Originator, as such agreement may be amended, modified, extended or waived from time to time with the consent of the Majority Bank Purchasers and the Administrative Agent.

                  "Yield Reserve" means, as of any date of determination (i) the product of (a) the sum of the then highest Discount Rate and Applicable Margin and (b) 120/360 plus (ii) all unpaid Accrued Finance Charges as of such date.

                  SECTION 1.2 Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records required hereunder shall be maintained in accordance with GAAP, except that financial records of Foreign Subsidiaries may be maintained in accordance with generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary; provided, however, that any financial covenant calculations made for the purpose of determining the "Applicable Margin" hereunder shall be made in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement and applied on a basis consistent with the preparation of the financial statements referred to in Section 9.1(k) unless and until the parties enter into an agreement with respect thereto in accordance with Section 13.14; and provided further, that for purpose of such calculations, the Convertible Preferred Stock shall be considered as capital stock of Interface and not as Funded Debt.


                            ARTICLE II: THE FACILITY

                  Prior to the Commitment Termination Date, the Seller may from time to time, in its sole discretion, offer to sell Ownership Interests in the Receivables Pool to the Bank Purchasers, and may from time to time thereafter offer to increase such Ownership Interests. Each Bank Purchaser severally agrees, subject to the terms and conditions of this Agreement, to purchase an Ownership Interest and from time to time to increase such Ownership Interest.

                            ARTICLE III: WHAT IS SOLD

                  SECTION 3.1.  Determination of Ownership Interest.

                  (a) A Bank Purchaser shall acquire, upon payment of the cash component of the purchase price in respect of any Purchase hereunder, an undivided percentage ownership interest in the Receivables Pool at such time, including in all Receivables therein, any Collections relating to such Receivables and all Related Rights with respect thereto. The undivided percentage interest of any Bank Purchaser in the Receivables Pool covered by this Agreement and Collections and Related Rights with respect thereto shall be referred to in this Agreement as the "Ownership Interest" of such Bank Purchaser. The Ownership Interest of any Bank Purchaser on any date, except as provided in paragraph (b) below, shall be equal to a fraction (expressed as a percentage) calculated in the following manner:

                                      I + R
                                   -----------
                                       ER

where:            I    =      the Investment of such Bank Purchaser as of
                              such date;

                  R    =      the Reserve in respect of the Investment of
                              such Bank Purchaser on such date;

                  ER   =      the outstanding balance of all Eligible
                              Receivables on such date in the Receivables
                              Pool, minus the aggregate amount by which the outstanding balance of Eligible Receivables of each Obligor in the Receivables Pool exceeds the Standard Concentration Limit (or, if applicable, the Special Concentration
                              Limit for such Obligor).

                  The Ownership Interest in respect of any Bank Purchaser will change from time to time, except as provided in paragraphs (b) or (c) of this Section, whenever the Investment of such Bank Purchaser, the related Reserve, the Eligible Receivables, or the Standard Concentration Limit or Special Concentration Limit with respect to any Obligor changes.

                  (b) During any Reinvestment Suspension Period, the Ownership Interest of each Bank Purchaser will remain fixed at the percentage in effect as of the close of business on the Business Day immediately preceding the commencement of that period.

                  (c) The Ownership Interest of each Bank Purchaser in the Receivables will be reduced to zero when such Bank Purchaser receives the following amounts:

                  (1)      its Investment;

                  (2) the amounts payable to such Bank Purchaser pursuant to Section 7.2.2(b);

                  (3) all accrued and unpaid Commitment Fee in respect of such Bank Purchaser; and

                  (4) all other amounts payable to such Bank Purchaser under this Agreement.

When the Ownership Interest in respect of any Bank Purchaser is reduced to zero, such Bank Purchaser shall not be entitled to receive any additional Collections from the Receivables.

                  (d) Subject to the provisions of Section 8.2(d), upon any Bank Purchaser's purchase of an Ownership Interest, (i) the Collection Agent shall be entitled to endorse all drafts, checks and other forms of payment on account of the Receivables and to settle, adjust and forgive any amounts payable on the Receivables and (ii) the Bank Purchasers (and the Administrative Agent on their behalf) shall be entitled to exercise all other incidences of ownership in the Receivables.

                  SECTION 3.2. Frequency of Determining Ownership Interest. The Collection Agent shall determine or be deemed to determine each Ownership Interest daily and report it to the Administrative Agent at the following times:

                  (a)      on the date of the Initial Purchase;

                  (b)      on the last Business Day of each week;

                  (c) on each Settlement Date;

                  (d) on the date of an Incremental Purchase;

                  (e) on the Business Day immediately preceding any Reinvestment Suspension Period;

                  (f) on the last Business Day of any Reinvestment Suspension Period;

                  (g) when the Administrative Agent has reason to believe that the Maximum Ownership Interest has been exceeded; and

                  (h) at the reasonable request of any Bank Purchaser.

                  SECTION 3.3. Maximum Ownership Interest and Investment. (a) If at any time the Aggregate Ownership Interest exceeds the Maximum Ownership Interest, the Seller shall immediately make a payment to the Collection Agent in an aggregate amount sufficient to reduce the Aggregate Ownership Interest to the Maximum Ownership Interest, such payment to be applied ratably (determined on the basis of the respective investments outstanding on the date of such payment) to the Investment hereunder and the "Investment" under the Parallel Sale Agreement. The calculation of such payment at any time shall take into account the corresponding reduction in the Reserve hereunder and the reduction in the "Reserve" under the Parallel Sale Agreement that shall occur at the time of the reduction in Investment hereunder and under the Parallel Sale Agreement.

                  (b) If at any time (i) the Investment of any Bank Purchaser exceeds the Commitment then in effect with respect to such Bank Purchaser or
(ii) the aggregate Investment hereunder exceeds the aggregate Commitments then in effect hereunder, the Seller shall immediately make a payment to the Administrative Agent in an amount sufficient to reduce the aggregate Investment or Bank Purchaser's Investment, as applicable, to the extent necessary to cause such condition to cease to exist. Any such payment to the Administrative Agent will be used to reduce the Investment of the Bank Purchasers, ratably in accordance with their respective Commitments (in the case of a reduction by reason of the circumstances described in clause (ii) above), or such Bank Purchaser (in the case of a reduction by reason of the circumstances described in clause (i) above).

                  SECTION 3.4. Reduction of Commitments. The Seller may at any time elect to terminate in whole or reduce in part the unused portion of the Commitments by giving the Administrative Agent not less than three Business Days' written notice; provided, however, that each partial reduction shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and provided further that any partial reduction shall be applied ratably to the Commitments of all of the Bank Purchasers in accordance with their respective Pro Rata Shares at such time.

                  SECTION 3.5. Extension of the Stated Termination Date. On or prior to the date (an "Extension Request Date") occurring sixty days prior to the Stated Termination Date then in effect, the Seller may, by written notice thereof to the Administrative Agent, request that the Bank Purchasers agree to extend the Stated Termination Date. Each Bank Purchaser, in its sole discretion, shall determine for itself whether to extend the Stated Termination Date in respect of its Commitment and shall advise the Administrative Agent of its determination. In the event that all of the Bank Purchasers shall elect to extend the Stated Termination Date, the Administrative Agent shall so advise the Seller by not later than the Stated Termination Date otherwise then in effect. In the event the Administrative Agent shall fail to advise the Seller (or any Bank Purchaser shall fail to notify the Administrative Agent) in response to any extension request, such extension request shall be deemed to have been denied. Upon issuance by the Administrative Agent of notice to the Seller of the consent on the part of all of the Bank Purchasers to any extension request, the "Stated Termination Date" shall thereupon become the date which is 364 days following the date of such notice from the Administrative Agent.

                           ARTICLE IV: PURCHASE PRICE

                  The purchase price payable by each Bank Purchaser for its Ownership Interest in the Receivables and any Collections shall be comprised of a cash component and a deferred payment component.

                  SECTION 4.1. Determination of Cash Component of Purchase Price. Upon satisfaction of the conditions precedent to the making of a Purchase hereunder, each Bank Purchaser shall accept an offer from the Seller to make a Purchase, and in connection therewith such Bank Purchaser will pay the following amounts in cash to the Seller:

                  (a) for Initial and Incremental Purchases, its Pro Rata Share of the amount specified in the notice required to be delivered by the Seller under Section 6.2(a); or

                  (b) for a Reinvestment Purchase, the amount obtained by multiplying (i) the dollar amount of the Collections received on the date of such Purchase by (ii) the Ownership Interest of such Bank Purchaser on that date, and subtracting from such amount any amounts required to be set aside in accordance with Section 7.2.1(a)(ii) or then payable to the Administrative Agent for the account of such Bank Purchaser under Section 7.2.2(b);

provided that the payment of any amount described in (a) or (b) above would not cause (and such amount shall be reduced so as not to cause) any of the following to occur:

                  (1) the Investment of such Bank Purchaser to exceed the
                      Commitment of such Bank Purchaser; or

                  (2) the aggregate Investment of all Bank Purchasers to exceed the aggregate Commitments hereunder; or

                  (3) the Aggregate Ownership Interest to exceed the Maximum
                      Ownership Interest.

                  SECTION 4.2. Satisfaction of Deferred Payment Component of Purchase Price. Upon and after the reduction of the Ownership Interest of any Bank Purchaser to zero as described in Section 3.1(c), all Collections or other cash received by such Bank Purchaser on account of Receivables and the interest of such Bank Purchaser therein and all Receivables held by or on behalf of such Bank Purchaser will be transmitted in the form received by such Bank Purchaser to the Seller. After the reduction of the Ownership Interest of any Bank Purchaser to zero as described in Section 3.1(c), such Bank Purchaser will reassign to the Seller the Ownership Interest of such Bank Purchaser in the Receivables, without recourse, representation or warranty (except as to such Bank Purchaser's own title thereto), by an assignment acceptable to the Seller and such Bank Purchaser. Upon such reassignment to the Seller, the deferred payment component of the purchase price in respect of such Bank Purchaser's Ownership Interest under this Article IV shall be deemed to be satisfied.

                  SECTION 4.3. Several Obligations. (a) Unless the Administrative Agent shall have received notice from a Bank Purchaser prior to the date of the Initial Purchase or any Incremental Purchase that such Bank Purchaser will not make available to the Administrative Agent such Bank Purchaser's Pro Rata Share of the aggregate Purchase Price for such Purchase, the Administrative Agent may assume that such Bank Purchaser has made such portion available to the Administrative Agent on the date of such Purchase in accordance with Section 4.1(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Seller on such date a corresponding amount. If and to the extent that such Bank Purchaser shall not have so made such Pro Rata Share available to the Administrative Agent, such Bank Purchaser and the Seller severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Seller until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Seller, a rate equal to the sum of the Purchase Premium plus the Purchase Discount applicable at the time to the Investment allocated to the making of such Purchase by each of the complying Bank Purchasers and (ii) in the case of such Bank Purchaser, the Federal Funds Rate. If such Bank Purchaser shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank Purchaser's Purchase for purposes of this Agreement.

                  (b) The failure of any Bank Purchaser to make the payment of its Pro Rata Share of any Purchase Price to be made by it as part of the Initial Purchase or any Incremental Purchase shall not relieve any other Bank Purchaser of its obligation, if any, hereunder to make its Purchase of an Ownership Interest on the date thereof, but no Bank Purchaser shall be responsible for the failure of any other Bank Purchaser to pay its Pro Rata Share of any Purchase Price on the date of any Purchase.

                  (c) If any Bank Purchaser shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of its Investment or of any obligation of the Seller or the Collection Agent hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments or reductions on account of the aggregate Investment or on account of such obligations obtained by all the Bank Purchasers, such Bank Purchaser shall forthwith (i) notify each of the other Bank Purchasers and the Administrative Agent of such receipt, and (ii) purchase from the other Bank Purchasers such participations in the affected Investment or obligations as shall be necessary to cause such purchasing Bank Purchaser to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Bank Purchaser or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Bank Purchaser obligated to return such funds is required to pay interest on such funds. The Seller agrees that any Bank Purchaser so purchasing a participation from another Bank Purchaser may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank Purchaser were the initial holder of the underlying Investment or obligation.


                          ARTICLE V: FEES AND EXPENSES

                  SECTION 5.1. [Intentionally left blank].

                  SECTION 5.2. Settlement Date Payments. On each Settlement Date, the Seller will pay to the Administrative Agent, for the account of the Bank Purchasers, the following, in accordance with, and in the manner provided in, Section 7.2.2:

                  SECTION 5.2.1. Purchase Discount. A "Purchase Discount" equal to, in the case of the aggregate Investment allocated to any Tranche Period, a rate per annum equal to the Discount Rate selected for such Tranche Period in accordance with Section 6.3; provided, that no provision of this Agreement shall require the payment or permit the collection of Purchase Discount in excess of the maximum permitted by applicable law; provided, further, that if on any Settlement Date during any period in which the Investment of any Bank Purchaser is being reduced, the sum of (A) the aggregate amount of Receivables that cease to be Eligible Receivables during such period and (B) all amounts pursuant to clauses (2) and (3) of Section 3.1(c) which accrued and were unpaid during such period, is equal to or greater than 75% of the aggregate Reserve as of the last Business Day on which such Bank Purchaser's Investment was not being reduced, then the Purchase Discount shall equal 1.5% per annum in excess of the Base Rate. Changes in the rate payable hereunder shall be effective on each day on which a change in the applicable Discount Rate occurs.

                  SECTION 5.2.2. Purchase Premium. A "Purchase Premium" equal to, in the case of the aggregate Investment allocated to any Tranche Period,
(i) if the Discount Rate selected therefor shall be the Adjusted LIBOR Rate or the Fixed CD Rate, the Applicable Margin, and (ii) if the Discount Rate selected therefor shall be the Base Rate, zero.

                  SECTION 5.2.3. Commitment Fee. If such Settlement Date is a Monthly Settlement Date, a "Commitment Fee" for the period from the immediately preceding Settlement Date (or, in the case of the initial payment of such fee, from the date hereof) to such Monthly Settlement Date equal to, in respect of each Bank Purchaser, (i) a rate per annum equal 0.125%, multiplied by (ii) an amount equal to (A) the average daily Commitment of such Bank Purchaser during such period minus (B) the average daily outstanding Investment of such Bank Purchaser during such period. The Commitment Fee shall be calculated on the basis of a year of 360 days for actual days elapsed, and shall be payable by the Seller from sources other than Collections allocable to the Bank Purchasers.

                  SECTION 5.2.4. Collection Agent Fee. A Collection Agent Fee equal to 1.0% per annum, which fee shall be remitted by the Administrative Agent (for the account of the Bank Purchasers) to the Collection Agent in arrears on each Settlement Date. If Interface or the Seller is acting as the Collection Agent, the Collection Agent shall retain an amount equal to the Collection Agent Fee (in full satisfaction of the payment of such fee to the Collection Agent) out of amounts required to be remitted by the Collection Agent in accordance with Section 7.2.2(b).

                  SECTION 5.3. Legal Fees and Other Expenses. In addition to all other amounts payable by the Seller under this Agreement, the Seller agrees to pay, by no later than 30 days after presentation of a bill, (i) the actual and reasonable fees and expenses of counsel for the Administrative Agent in connection with the negotiation, preparation, execution, amendment and enforcement of the Sale Documents and advice with respect to the rights and remedies of the Administrative Agent and the Bank Purchasers thereunder, (ii) all other actual and reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the administration of the Sale Documents (including periodic auditing of the Transaction Parties in connection with the transactions contemplated in the Sale Documents), and (iii) from and after the occurrence of an Event of Termination, the actual and reasonable fees and expenses of counsel for each Bank Purchaser in connection with the enforcement of the Sale Documents and advice with respect to the rights and remedies of such Bank Purchaser thereunder.

                  SECTION 5.4. Interest on Unpaid Amounts. To the extent that the Seller or Collection Agent fails to pay when due (without regard to any grace period therefor permitted under Section 12.1) to the Administrative Agent or any Bank Purchaser any fee, expense or other amount payable hereunder or under any Sale Document, interest shall be due and payable on such unpaid amount, for each day until paid in full, at the rate of one and one-half percent (1.5%) in excess of the Base Rate. Changes in the rate payable hereunder shall be effective oneach date on which a change in the Base Rate occurs.

                         ARTICLE VI: PURCHASE PROCEDURES

                  SECTION 6.1. Types of Purchases. The three types of Purchases which can be made under this Agreement are the Initial Purchase, an Incremental Purchase and a Reinvestment Purchase. The aggregate amount of the Initial Purchase and each Incremental Purchase made by the Bank Purchasers at the same time shall be not less than $4,000,000 or an integral multiple of $100,000 in excess thereof.

                  SECTION 6.2.  Notice Requirements.

                  (a) In the case of the Initial Purchase or an Incremental Purchase, the Seller will give the Administrative Agent three Business Days' prior written notice of its offer to sell Ownership Interests in Receivables to the Bank Purchasers. The notice will be in the form of Exhibit A, and will include the amount of the aggregate new Investment requested and the Business Day on which the Purchase will be made. The Administrative Agent shall, promptly following its receipt of any such notice, notify the Bank Purchasers thereof.

                  (b) The Seller may elect to have Reinvestment Purchases cease by notifying the Administrative Agent to such effect. Such notice shall be given by no later than 1:00 P.M. (New York City time) on the third Business Day preceding the date on which the Reinvestment Purchase was contemplated to be made. The notice will be in the form of Exhibit B, and will specify (i) the date on which Reinvestment Purchases shall cease and (ii) the amount to which the Investment shall be reduced before Reinvestment Purchases will recommence. The Administrative Agent shall, promptly following its receipt of any such notice, notify the Bank Purchasers thereof.

                  (c) Upon notice to the Administrative Agent in the form of Exhibit C (by no later than 1:00 P.M. (New York City time) on the third Business Day preceding a Settlement Date), the Seller may, on such Settlement Date, reduce the dollar amount of the aggregate Investment hereunder in addition to the reduction which would take place by the application of Collections in the amount determined in accordance with the provisions of Section 6.2(b) above by paying to the Administrative Agent, for the ratable distribution thereof to the Bank Purchasers, by 3:00 P.M. (New York City time) on the Settlement Date, the dollar amount by which the aggregate Investment is to be reduced, after giving effect to the application of Collections received and applied to the reduction of the aggregate Investment on such Settlement Date.

                  SECTION 6.3. Selection of Tranche Periods and Discount Rates.
(a) The Investment with respect to each Ownership Interest shall at all times be allocated to one or more Tranche Periods, each of which Tranche Periods shall have an associated Discount Rate. In any notice issued under Section 6.2(a) and requesting the Initial Purchase or any Incremental Purchase, the Seller shall specify the initial Tranche Period or Periods for the Investment then being requested and a Discount Rate for each such Tranche Period. Thereafter, the Seller shall by 11:00 a.m. (New York City time):

                           (i) at least three Business Days prior to the expiration of any then existing Tranche Period, in the event that the Adjusted LIBO Rate is being requested as the Discount Rate for the next following Tranche Period,

                           (ii) at least two Business Days prior to the expiration of any then existing Tranche Period, in the event that the Fixed CD Rate is being requested as the Discount Rate for the next following Tranche Period and

                           (iii) at least one Business Day prior to the expiration of any then existing Tranche Period, in the event that the Base Rate is being requested as the Discount Rate for the next following Tranche Period, give the Administrative Agent irrevocable notice of the duration of the Tranche Period that shall commence on the expiration of the then applicable existing Tranche Period and the Discount Rate for the Investment allocated to such Tranche Period. In the event that the Seller shall for any reason fail to provide notice to the Administrative Agent prior to 11:00 a.m. (New York City time) one Business Day prior to the expiration of any then existing Tranche Period, the Tranche Period commencing upon such expiration shall have a duration of 3 Business Days and the Discount Rate with respect thereto shall be the Base Rate.

                  (b) Each Tranche Period shall have allocated to it Investment from each Bank Purchaser in an amount corresponding to the respective Pro Rata Share of such Bank Purchaser. In the case of any Tranche Period in respect of which the Adjusted LIBO Rate or the Fixed CD Rate shall apply, the aggregate Investment of all Bank Purchasers allocated thereto shall be an amount not less than $4,000,000 or an integral multiple of $100,000 in excess thereof.

                  (c) So long as any Event of Termination (or other event which, with the giving of notice or passage of time or both, would constitute an Event of Termination) shall have occurred and be continuing, the Seller may only select the Base Rate as the Discount Rate for all new Tranche Periods.

                  (d) In the event that the Administrative Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that, on any date for determining the Adjusted LIBO Rate or the Fixed CD Rate for any Tranche Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the United States secondary certificate of deposit market, as the case may be, or the Administrative Agent's position in such markets, adequate and fair means do not exist for ascertaining such rate on the basis provided for in the definition of Adjusted LIBO Rate or Fixed CD Rate, as the case may be, then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Seller and the Bank Purchasers of such determination and a summary of the basis for such deter mination. Until the Administrative Agent notifies the Seller that the circumstances giving rise to the suspension described herein no longer exist, the right of the Seller hereunder to select or continue to use the Adjusted LIBO Rate or the Fixed CD Rate (as the case may be) as the Discount Rate for current or future Tranche Periods shall be suspended and the Base Rate instead shall be used as the Discount Rate for such current or future Tranche Periods.

                  (e) If any Bank Purchaser shall advise the Administrative Agent that at any time, because of any circumstances described in clause (x) or
(y) of Section 11.3(a) or any other circumstances beyond such Bank Purchaser's reasonable control arising after the date of this Agreement and affecting such Bank Purchaser or the London interbank market or the United States secondary certificate of deposit market or such Bank Purchaser's position in such markets, the Adjusted LIBO Rate or Fixed CD Rate (as the case may be) as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lender of funding its portion of the aggregate Investment allocated to any Tranche Period at the Adjusted LIBO Rate or the Fixed CD Rate (as the case may be), then, and in any such event: (i) the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Seller and the other Bank Purchasers of such advice; and (ii) the Seller's right to allocate any portion of such Bank Purchaser's Investment to any Tranche Period at the Adjusted LIBO Rate or the Fixed CD Rate (as the case may be) shall be immediately suspended and such Bank Purchaser's Investment thereafter shall be allocated to an unaffected type of Discount Rate, and if any affected Tranche Period is then outstanding, the Seller shall immediately allocate the affected portion of such Bank Purchaser's Investment to a replacement Tranche Period which has an unaffected type of Discount Rate and which ends on the date on which the affected Tranche Period would have expired; provided that if more than one Bank Purchaser is so affected any time, then all affected Bank Purchasers must be treated the same pursuant to this paragraph.

                  (f) In the event that any Bank Purchaser shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the funding of its Pro Rata Share of the aggregate Investment allocated to any Tranche Period at the Adjusted LIBO Rate has become unlawful or inconsistent with the compliance by such Bank Purchaser in good faith with any applicable law, government rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, such Bank Purchaser shall give prompt notice (by telephone confirmed in writing) to the Seller and to the Administrative Agent of such determination and a summary of the basis for such determination (which notice the Administrative Agent shall promptly transmit to the other Bank Purchasers). Upon the giving of the notice to the Seller referred to in this paragraph, the Seller's right to allocate any portion of such Bank Purchaser's Investment to any Tranche Period at the Adjusted LIBO Rate shall be immediately suspended and such Bank Purchaser's Investment thereafter shall be allocated to Tranche Periods which have the Fixed CD Rate or the Base Rate as their Discount Rates, and if any affected Tranche Period is then outstanding, the Seller shall immediately allocate the affected portion of such Bank Purchaser's Investment to a replacement Tranche Period which has either the Fixed CD Rate or the Base Rate as its Discount Rate and which ends on the date on which the affected Tranche Period would have expired; provided that if more than one Bank Purchaser is so affected at any time, then all affected Bank Purchasers must be treated the same pursuant to this paragraph.

                  SECTION 6.4. Conditions Precedent to Initial Purchase. The following conditions must be satisfied before the Bank
Purchasers shall make the Initial Purchase:

                           (a) Conditions Precedent to Amendment of Parallel Sale Agreement. Each of the conditions precedent to the effectiveness of that certain Amendment to the Parallel Sale Agreement dated as of the date hereof among the Seller, Interface, SPARC and CIBC, as "servicing agent," will have been satisfied.

                           (b) Termination of Earlier Sale Agreement. The Administrative Agent shall have received evidence satisfactory to it that the commitments and obligations of the Seller, the "Agents" and "Bank Purchasers" under the Earlier Sale Agreement shall have been (or, immediately following the making of the Initial Purchase hereunder, shall be) terminated and that all liens, security interests, ownership interests, claims and encumbrances arising thereunder upon or with respect to the Receivables, the Related Rights and the Collections shall have been (or, immediately following the making of the Initial Purchase hereunder, shall be) released.

                           (c) Absence of Liens. The Administrative Agent will have received evidence acceptable to it (including Uniform Commercial Code search reports) that all Receivables and all proceeds thereof are free and clear of liens, security interests, claims and encumbrances, except for Permitted Liens.

                           (d) Financing Statements. The Administrative Agent will have received acknowledgment copies of UCC-1 financing statements, and all other documents reasonably requested by the Administrative Agent, to perfect, evidence and protect (i) the Ownership Interest of the Bank Purchasers in the Receivables, and (ii) the Seller's ownership interest in the Receivables purchased by it from the Originators.

                           (e) Lock-Box Agreements. The Administrative Agent will have received original Lock-Box Agreements in the form of Exhibit E executed by the appropriate Transaction Parties and each of the Lock-Box Banks.

                           (f) Receivables Activity Report and Calculation of Ownership Interests. The Administrative Agent will have received (i) a Receivables Activity Report covering (A) the fiscal month ending most recently prior to the date on which this Agreement is executed and (B) the period thereafter to the date that is two days prior to the date on which the initial Purchase hereunder is proposed to occur, and (ii) a report setting forth the calculation of each Bank Purchaser's Ownership Interest upon giving effect to the Initial Purchase.

                           (g) Resolutions. The Administrative Agent will have received:

                                    (i) a certificate of the Seller's secretary
                  or assistant secretary attesting to: (A) resolutions of the Seller's Board of Directors authorizing the execution by the Seller of the Sale Documents to be executed by the Seller; (B) the names and signatures of the officers of the Seller authorized to execute the Sale Documents to be executed by the Seller; and (C) the completeness and correctness of the attached articles or certificate of incorporation (certified by the appropriate Secretary of State) and by-laws of the Seller; and

                               (ii) a certificate of the secretary or
                  assistant secretary of each of Interface and each Originator attesting to: (A) resolutions of such Transaction Party's Board of Directors (or a duly authorized committee thereof) authorizing the execution by such Transaction Party of the Sale Documents to be executed by it; (B) the names and signatures of the officers of such Transaction Party authorized to execute the Sale Documents to be executed by it; and (C) the completeness and correctness of the attached articles or certificate of incorporation (certified by the appropriate Secretary of State) and by-laws of such Transaction Party.

                           (h) Legal Opinion of Seller's Counsel. The
         Administrative Agent will have received opinions from counsel for the Transaction Parties, substantially in the respective forms attached hereto as Exhibit G, and covering such matters as (i) that the transfers under each Transfer Agreement constitute "true sales", (ii) that the Seller should not be substantively consolidated with Interface or any other Transaction Party in any bankruptcy or insolvency proceeding involving the Seller, Interface or such Transaction Party,
         (iii) general corporate matters relating to the execution, delivery and performance by the Transaction Parties of the Sale Documents and (iv) the perfection of the Ownership Interest of each Bank Purchaser, together with such other matters as the Administrative Agent or any Bank Purchaser may reasonably request.

                           (i) Good Standing Certificates. With respect to each of the following Persons, the Administrative Agent will have received a certificate of recent date issued by the Secretary of State of the State of such Person's jurisdiction of incorporation as to the legal existence and good standing of such Person: Intek, Intek Marketing, Prince Street, Guilford Marketing and Toltec.

                           (j) Subordinated Note. The Administrative Agent will have received a copy of the Subordinated Note, which note shall provide for the subordination of the indebtedness evidenced thereby to the obligations and liabilities of the Seller hereunder on such terms as shall be satisfactory to the Bank Purchasers and the Administrative Agent.

                           (k) Transfer Agreements. The Administrative Agent shall have received (i) an executed Transfer Agreement between the Seller and each Originator (other than Guilford Marketing and Intek Marketing), respectively and (ii) a Consent and Acknowledgment executed by the Seller and each Originator.

                           (l) Assumption Agreements. The Administrative Agent shall have received an executed Assumption Agreement in the form attached hereto as Exhibit J among (i) the Seller, Guilford and Guilford Marketing and (ii) the Seller, Intek and Intek Marketing.

                  SECTION 6.5. Condition Precedent to all Incremental Purchases. Before any Bank Purchaser will make an Incremental Purchase, the Administrative Agent will have received a Receivables Activity Report covering the period from the date on which the last such report was delivered under Section 7.4 to the Business Day preceding the date of such Incremental Purchase.

                  SECTION 6.6. Conditions Precedent to All Purchases. The following conditions must be satisfied before any Bank Purchaser will make any
Purchase:

                           (a) Representations and Covenants. On and as of the date of such Purchase (i) the representations of the Seller, Interface and the Collection Agent in Article IX shall be true and correct in all material respects with the same effect as if made on such date, (ii) the Seller, Interface and the Collection Agent shall be in compliance with the covenants set forth in this Agreement, (iii) the representations of each Originator set forth in the applicable Transfer Agreement and the Consent and Acknowledgment shall be true and correct in all material respects with the same effect as if made on such date and

         (iv) each Originator shall be in compliance with the covenants set forth in each of the Sale Documents executed by it. No Event of Termination or event which, with the passage of time or the giving of notice or both, would constitute an Event of Termination shall have occurred and then be continuing.

                           (b) Other Documents. Each Transfer Agreement and the related Consent and Acknowledgment shall be in full force and effect in respect of all Persons then named as parties thereto (including, as applicable, after giving effect to any Assumption Agreement), and the Administrative Agent and the Bank Purchasers will have received such additional opinions, certificates and agreements as the Administrative Agent or any Bank Purchaser shall have reasonably requested.


                       ARTICLE VII: SETTLEMENT PROCEDURES

                  SECTION 7.1. Settlement Dates. Each of the following shall constitute a Settlement Date:

                  (a) each Monthly Settlement Date;

                  (b) during any Reinvestment Suspension Period, the first Business Day of each week;

                  (c) following the occurrence of an Event of Termination, each day designated as a Settlement Date by the Administrative Agent;

                  (d) each Business Day on which any Bank Purchaser's Investment is reduced in accordance with Section 6.2(c);

                  (e) any date on which a reduction in the aggregate Investment of the Bank Purchasers is required to prevent the Aggregate Ownership Interest from exceeding the Maximum Ownership
Interest;

                  (f) each date on which any payment due to any Bank Purchaser or Agent from the Seller under Article XI has not been made; and

                  (g) the last day of each Tranche Period.

                  SECTION 7.2. Application of Collections. The Collection Agent will apply the Collections as provided in Sections 7.2.1 and 7.2.2, as applicable.

                  SECTION 7.2.1. Application of Collections on Days That Are Not Settlement Dates.

                  (a) The Collection Agent will, on any Business Day (other than a Settlement Date), from Collections received on such day:

                  (i) first, remit to the Seller or its designee (for the account of the Seller and any interests that may then exist under the Parallel Sale Agreement) an aggregate amount equal to the product of (1) 100% minus the Bank Group Ownership Interest and (2) total Collections; and

                  (ii) second, pay to the Seller for a Reinvestment Purchase an amount equal to the product of (1) the Bank Group Ownership Interest and (2) an amount equal to (A) total Collections less (B) the aggregate amount, calculated in reference to each Tranche Period, respectively, necessary to cause the total amount then set aside in accordance with this paragraph (ii) in respect of each Tranche Period to be equal to the Accrued Finance Charges in respect of such Tranche Period for the period from the beginning of such Tranche Period through the date of such determination. That portion of the Collections described in subparagraph (ii)(B) in respect of Accrued Finance Charges for each Tranche Period shall be set aside and held in trust by the Collection Agent for the benefit of the Bank Purchasers until, in the case of each Tranche

                           Period, the last day of such Tranche Period and disbursement in accordance with Section 7.2.2(b) below.

                  (b) Notwithstanding paragraph (ii) of subsection (a) above, if Reinvestment Purchases have ceased in accordance with Section 6.2(b), the Collection Agent will set aside and hold in trust for the benefit of the Bank Purchasers prior to application as provided in Section 7.2.2 the amount which would otherwise have been paid to the Seller pursuant to paragraph (ii) of subsection (a) above.

                  SECTION 7.2.2. Application of Collections on Settlement Dates. The Collection Agent will, by 11:00 A.M. (New York City time) on each Settlement
Date:

                  (a) first, remit to the Seller or its designee (for the account of the Seller and any interests that may then exist under the Parallel Sale Agreement) an amount equal to the product of (i) 100% minus the Bank Group Ownership Interest and (ii) total Collections; and

                  (b)      second, from the amounts set aside in accordance with
                           Section 7.2.1(a)(ii) or 7.2.1(b) above with respect to any such Tranche Period (as supplemented, to the extent necessary, by amounts available from the Bank Group Ownership Interest in the Collections), pay to the Administrative Agent, for the account of each Bank Purchaser in respect of each Tranche Period then ending, an amount equal to the Accrued Finance Charges for such Tranche Period; and

                  (c) third, from the remaining Bank Group Ownership Interest in the Collections,

                           (i) set aside and hold in trust, for the benefit of each Bank Purchaser in respect of each Tranche Period that is not then ending, an amount necessary to cause the total amount then set aside for such Tranche Period in accordance with Section 7.2.1(a)(ii) to be equal to the Accrued Finance Charges in respect of such Tranche Period for the period from the beginning of such Tranche Period through such Settlement Date, and

                           (ii) then,

                                    (A)     if a Reinvestment Suspension Period
                                            shall then be in effect, all
                                            remaining Collections will be paid
                                            to the Bank Purchasers as a return
                                            of Investment; or

                                    (B)     if a Reinvestment Suspension Period
                                            shall not then be in effect, all
                                            remaining Collections shall be paid
                                            to the Seller for Reinvestment
                                            Purchases.

                  SECTION 7.3. Adjustments due to Dilution, Etc. If on any day, with respect to any Receivable in which any Bank Purchaser has an Ownership Interest, (i) the representation and warranty contained in Section 9.1(f) is no longer true, (ii) the outstanding balance thereof is reduced, adjusted or cancelled as a result of defective, rejected or returned merchandise or services or in connection with a claim, dispute or offset asserted against such Receivable by an Obligor, (iii) the Seller, the Collection Agent or any Originator shall otherwise amend, modify or waive any term or condition of such Receivable or (iv) the Seller, the Collection Agent or any Originator shall otherwise suffer any Dilution to occur, then in each such case (x) the Seller shall be deemed to have received on such day a Collection of the outstanding balance (before giving effect to the related dilution event) of such Receivable and (y) the Ownership Interest of each Bank Purchaser shall thereupon be automatically adjusted by decreasing "ER" in the denominator of the fraction described in Section 3.1(a) by the amount of such deemed Collection.

                  SECTION 7.4. Receivables Activity Report. The Collection Agent will provide the Administrative Agent (in sufficient copies for distribution to each Bank Purchaser) with a Receivables Activity Report covering the most recently completed Tranche Period no later than 15 days following each Monthly

Settlement Date; provided that, the Administrative Agent may at any time request, and the Collection Agent shall thereafter provide, a Receivables Activity Report (i) on a weekly basis during any Reinvestment Suspension Period, and (ii) promptly following each Settlement Date if an Event of Termination shall have occurred and then be continuing.

                  SECTION 7.5. Payments Generally. Notwithstanding anything herein to the contrary, no reduction in Investment shall be considered effected, and no amount of Purchase Discount, Purchase Premium, Collection Agent Fee or other amount due hereunder shall be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.


             ARTICLE VIII: ADMINISTRATIVE AGENT AND COLLECTION AGENT

                  SECTION 8.1. Appointment of Administrative Agent. (a) Each Bank Purchaser hereby appoints and authorizes CIBC as its Administrative Agent to take such action as agent on behalf of such Bank Purchaser and to exercise such powers under this Agreement and any of the other Sale Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent is responsible for fulfilling all duties expressly assigned to it in this Agreement or any of the other Sale Documents and shall serve as nominee "secured party", for the benefit of each of the Bank Purchasers and the Administrative Agent hereunder, on all Uniform Commercial Code and similar filings and related collateral documentation. Each Bank Purchaser has granted to the Administrative Agent the authority to take all actions necessary to assure the Seller's compliance with the terms of this Agreement and to take all actions required or permitted to be performed by such Bank Purchaser under this Agreement. The Administrative Agent may, prior to taking any action hereunder or exercising any discretion hereunder, request instructions from the Majority Bank Purchasers (or, if applicable, all Bank Purchasers) with respect thereto and shall be entitled to refrain from taking such action or exercising such discretion until it shall have received instructions from such Bank Purchasers, and the Administrative Agent shall not incur any liability to any Person by reason of so refraining. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be fully protected in so acting or refraining from acting upon the instructions of the Majority Bank Purchasers and such instructions shall be binding upon all Bank Purchasers. Without limiting the generality of the foregoing, no Person shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Bank Purchasers (or, where the context expressly requires, all Bank Purchasers). The Administrative Agent shall not be required to take any action hereunder or in connection herewith which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Bank Purchaser prompt notice of each notice given to it by the Seller, the Collection Agent or Interface pursuant to the terms of this Agreement.

                  (b) Neither the Administrative Agent, nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, (i) the Administrative Agent may treat the payee in respect of any Ownership Interest as the holder thereof until it receives advice satisfactory to it that such Ownership Interest has been assigned to another payee; (ii) the Administrative Agent may consult with legal counsel (including counsel for the Seller or Interface), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) the Administrative Agent does not make any warranty or representation to any Bank Purchaser, nor shall it be responsible to any Bank Purchaser for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) the Administrative Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Sale Document on the part of the Seller or the Collection Agent or to inspect the property (including the books and records) of the Seller; (v) the Administrative Agent shall not be responsible to any Bank Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Sale Document or any other instrument or document furnished pursuant hereto or in connection herewith; and (vi) the Administrative Agent shall not incur any liability under or in respect of this Agreement or any other Sale Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  (c) With respect to its Commitment, the Investment made by it and the Ownership Interest held by it, the Bank Purchaser that is acting as Administrative Agent hereunder shall have the same rights and powers under this Agreement as any other Bank Purchaser and may exercise the same as though it were not the Administrative Agent; and the term "Bank Purchaser" and "Bank Purchasers" shall, unless otherwise expressly indicated, include the Person that is acting as Administrative Agent in its individual capacity. The Bank Purchaser that is then acting as the Administrative Agent hereunder, and its affiliates, may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Seller, Interface or any of their subsidiaries, all as if such Person were not the Administrative Agent and without any duty to account therefor to the Bank Purchasers.

                  (d) Each Bank Purchaser acknowledges that it has, independently and without reliance upon either the Administrative Agent or any other Bank Purchaser and based on such documents and information as it has deemed appropriate, made its own purchase analysis and decision to enter into this Agreement. Each Bank Purchaser also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

                  (e) The Bank Purchasers agree to indemnify the Administrative Agent (to the extent not reimbursed by the Seller) according to the Bank Purchasers' respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Sale Document or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Bank Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank Purchaser agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Seller.

                  (f) The Administrative Agent may resign at any time by giving written notice thereof to the Bank Purchasers and the Seller and may be removed at any time with or without cause by the Majority Bank Purchasers. Upon any such resignation or removal, the Majority Bank Purchasers shall have the right to appoint a successor for the Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Bank Purchasers, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Bank Purchasers' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Bank Purchasers, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 8.1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

                  SECTION 8.2.  Appointment of Collection Agent.

                  (a) The Bank Purchasers severally and collectively appoint Interface as their Collection Agent and the Collection Agent accepts such appointment. The Collection Agent shall be responsible for collecting the Receivables, tracking, holding and remitting the Collections and fulfilling all other duties expressly assigned to it in this Agreement. The Collection Agent shall hold all documents, instruments and records relating to the Receivables for the benefit of the Bank Purchasers and the Administrative Agent, to the extent of their respective interests therein. Interface may delegate its duties under this Agreement as Collection Agent in respect of any Receivables to the Originator of such Receivables and, to the extent such delegation occurs, references to the Collection Agent shall be deemed to include references to such Originator. The delegation by Interface of its duties as Collection Agent shall not relieve Interface of any of its obligations as Collection Agent hereunder.

                  (b) The Collection Agent shall, on each day on which Collections are received by it, set aside and hold in trust for the Bank Purchasers, segregated from other funds of the Collection Agent, the Bank Purchasers' share of such Collections.

                  (c) The Bank Purchasers severally and collectively grant the Collection Agent the authority necessary to carry out its duties under this Agreement for so long as it is acting as Collection Agent.

                  (d) The Bank Purchasers severally and collectively grant, to the extent each Bank Purchaser has authority to make such grant, to the Collection Agent, for so long as it is acting in that capacity, an irrevocable power of attorney to endorse all drafts, checks and other forms of payment made out in any Transaction Party's name and to settle, adjust and forgive any Receivable, subject to the provisions of Section 10.3(b) hereof. Upon any replacement of the Collection Agent, such power of attorney in favor of the replaced Collection Agent will terminate and have no further force or effect.

                  (e) The Collection Agent shall exercise reasonable care in the performance of its duties under this Agreement and shall use the same degree of care and skill which it applies to its own property. If and to the extent that any Originator is performing functions of the Collection Agent, Interface agrees to cause such Originator to exercise substantially the same degree of care and skill which Interface is required to apply hereunder.

                  SECTION 8.2.1. Replacement of Collection Agent; Notification of Obligors.

                  (a) At any time following the occurrence of an Event of Termination, the Administrative Agent, if directed to do so by the Majority Bank Purchasers, may remove Interface (or any successor thereto in such capacity) as the Collection Agent (whereupon all authority delegated by Interface (or such successor) to any Originator or any other Person in respect of the responsibilities of the Collection Agent shall immediately terminate), appoint a new Collection Agent, take control of the Lock-Boxes (by delivering to the Lock-Box Banks notice in substantially the form of Exhibit D), notify Obligors of the Bank Group Ownership Interest in the Receivables and exercise all other incidences of ownership in the Receivables.

                  (b) If Interface is removed as Collection Agent, Interface and the Seller shall (i) transfer to the Administrative Agent or any successor servicer designated by the Administrative Agent all records, correspondence and documents relating to the collection, administration or monitoring of the Receivables that may from time to time be requested by the Administrative Agent or such successor and (ii) permit such Persons to have access to, and to copy, all software used by Interface or the Seller in the collection, administration or monitoring of the Receivables. Interface and the Seller each hereby grant to the Bank Purchasers and the Administrative Agent, for use by any Collection Agent that may be designated hereunder following the removal of Interface as Collection Agent, a non-exclusive license to use all computer software now or hereafter being utilized by it in connection with the collection, administration or monitoring of the Receivables; provided that use by any such successor Collection Agent of such computer software shall be limited to that reasonably necessary to collect, administer or monitor the Receivables. Such license shall expire upon the later to occur of the reduction to zero of the Bank Group Ownership Interest and the termination of this Agreement. In the case of software that is licensed by, or otherwise made available to, Interface or the Seller from or by any third party, Interface or the Seller, as applicable, shall have obtained such consents and otherwise taken all actions necessary in order to enable any Collection Agent hereunder to succeed to all rights of Interface and the Seller to the quiet use and enjoyment of such software for the purpose of discharging its obligations under or in connection with the Sale Documents.

                   ARTICLE IX: REPRESENTATIONS AND WARRANTIES

                  SECTION 9.1. Representations and Warranties of the Seller and the Collection Agent. The Seller makes, and where applicable the Collection Agent (with respect to itself) makes, the following representations and warranties to the Bank Purchasers and the Administrative Agent on the date hereof and on the date of each Purchase hereunder:

                  (a) Each of the Seller and the Collection Agent is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations hereunder.

                  (b) The execution, delivery and performance by the Seller and the Collection Agent of the Sale Documents, and the

Seller's use of the proceeds of the Purchases, are within the Seller's and the Collection Agent's respective corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's or the Collection Agent's respective charters or by-laws or (ii) law or any contractual restriction binding on or affecting the Seller or the Collection Agent, and do not result in or require the creation of any lien (other than pursuant hereto) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the due execution, delivery and performance by the Seller or the Collection Agent of the Sale Documents, (ii) the perfection, or the exercise by the Bank Purchasers and the Administrative Agent, of their respective rights and remedies under the Sale Documents, or (iii) the perfection, or the exercise by the Seller, of the Seller's rights and remedies under any Transfer Agreement or the related Consent and Acknowledgment, except in each case for the filing of the financing statements referred to in Section 6.4.4.

                  (d) Each Sale Document is (or, when executed and delivered by each Transaction Party that is named as party thereto, will be) the legal, valid and binding obligation of each Transaction Party that is named as party thereto (whether originally or upon and as a result of the effectiveness of any Assumption Agreement), enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws or by general principles of equity.

                  (e) There is no pending or threatened action or proceeding affecting the Seller or the Collection Agent or any of their respective subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect (i) the financial condition or operations of the Seller or (ii) the ability of the Seller or the Collection Agent to perform its obligations under the Sale Documents, or which could affect the legality, validity or enforceability of any Sale Document or of the Ownership Interest of any Bank Purchaser.

                  (f) The Seller is the legal and beneficial owner of the Receivables free and clear of any lien, security interest, claim or encumbrance, except Permitted Liens; upon each Purchase, each Bank Purchaser will acquire a valid and perfected first priority ownership interest (or, if applicable as contemplated in Section 13.7 or Section 13.8, a valid and perfected first priority security interest) in the Receivables then existing or thereafter arising and in the Related Rights and the Collections with respect thereto, free and clear of any lien, security interest, claim or encumbrance, except Permitted Liens.

                  (g) The information provided by the Seller to the Collection Agent for use in each Receivables Activity Report prepared under Section 7.4 and all information and Sale Documents furnished or to be furnished at any time by the Seller or the Collection Agent to the Administrative Agent or any Bank Purchaser in connection with this Agreement is or will be accurate in all material respects as of its date, and no such document will contain any untrue statement of a material fact or will omit to state a material fact.

                  (h) Each Receivables Activity Report prepared by the Collection Agent under Section 7.4 will be accurate in all material respects as of its date, and no such document will contain any untrue statement of a material fact or will omit to state a material fact.

                  (i) The chief place of business and chief executive office of each Transaction Party and the office where each Transaction Party keeps its records concerning the Receivables are located at the respective addresses specified on Schedule D hereto.

                  (j) A complete and accurate list of the names and addresses of the Lock-Box Banks, together with the account numbers of the Lock-Boxes, is set forth in Schedule C hereto (with such additions after the date hereof of other Lock-Box Banks and/or with such other Lock-Boxes as have been notified to the Administrative Agent and in respect of which, in each case, a Lock-Box Agreement in the form of Exhibit E shall have been duly executed by each of the appropriate Transaction Party and such Lock-Box Bank).

                  (k) The balance sheets of the Collection Agent and its subsidiaries as at December 31, 1994, and the related statements of income and retained earnings of the Collection Agent and its subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrative Agent, fairly present the financial condition of the Collection Agent and its subsidiaries as at such date and the results of the operations of the Collection Agent and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1994, there has been no material adverse change in such condition or operations. The Seller further represents that since December 31, 1994, there has been no material adverse change in the collectibility of the Receivables taken as a whole.

                  (l) The Seller is treating the conveyance of each Ownership Interest in the Receivables, the Related Rights and the Collections under this Agreement as a sale for purposes of generally accepted accounting principles.

                  (m) The Seller does not sponsor, maintain or contribute to any Plan. Each Plan is in compliance with all of the applicable material provisions of ERISA and each Plan intended to be qualified under Section 401(a) of the Code is so qualified. No Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. Neither the Collection Agent nor any ERISA Affiliate (i) has incurred or expects to incur any liability under Title IV of ERISA, with respect to any Plan, which could give rise to a lien in favor of the PBGC, other than liability for the payment of premiums, all of which have been timely paid when due in accordance with Section 4007 of ERISA, (ii) has incurred or expects to incur any withdrawal liability, within the meaning of Section 4201 of ERISA,
(iii) is subject to any lien under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA or arising out of any action brought under Sections 4070 or 4301 of ERISA, or (iv) is required to provide security to a Plan under Section 401(a)(29) of the Code. The PBGC has not instituted proceedings to terminate any Plan or to appoint a trustee or administrator of any such Plan and no circumstances exist that constitute grounds under Section 4042 of ERISA to commence any such proceedings.

                  (n) Prior to each transfer pursuant to any Transfer Agreement, the applicable Originator thereunder shall be the legal and beneficial owner of the Receivables sold by it to the Seller thereunder, free and clear of any lien, security interest or encumbrance, and such Transfer Agreement is effective to, and shall, transfer to the Seller (and the Seller shall acquire) from such Originator all right, title and interest of such Originator in each such Receivable, and all Related Rights and Collections with respect thereto, free and clear of any lien, security interest or encumbrance.

                  (o) With respect to each Receivable sold or purported to be sold by an Originator under any Transfer Agreement, the Seller shall have given to such Originator at the time of such sale reasonably equivalent value in consideration of the transfer of such Receivable, and each such transfer shall not have been made for or on account of an antecedent debt owed by such Originator to the Seller and no such transfer is or may be voidable under any Section of the Bankruptcy Code. Each Originator under a Transfer Agreement is treating the conveyance of receivables thereunder as a sale for purposes of generally accepted accounting principles.

                  (p) Except as described in Schedule E, no Transaction Party has any trade name, fictitious name, assumed name or "doing business as" name.

                  (q) Neither the Seller nor any other Transaction Party is (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time, or any successor statute. Neither the Seller nor any other Transaction Party owns, controls, operates or manages real estate fixtures or personal property in connection with or to facilitate the production, generation, transmission, delivery or furnishing of electricity for light, heat or power, for public use except where electricity is generated on or distributed by the producer through private property alone solely for its own use or the use of its tenants and not for sale to others.

                  (r) The Seller and each Originator, both prior to and after giving effect to the Initial Purchase hereunder, and after giving effect to each Purchase, as well as each transfer under any Transfer Agreement, (i) is not "insolvent" (as such term is defined in ss.101(31)(A) of the Bankruptcy Code);
(ii) is able to pay its debts as they become due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

                  (s) All Obligors have been instructed to remit payments for Receivables to a Lock-Box in respect of which a Lock-Box Agreement in the form of Exhibit E has been duly executed and delivered.

                  (t) A true, accurate and complete copy of the Credit and Collection Policy of each Originator as of the date of this Agreement is attached hereto in Schedule B, and in each case such Credit and Collection Policy has not been amended, restated, supplemented or otherwise modified since such respective date without the prior written consent of the Majority Bank Purchasers and the Administrative Agent.

                  (u) All of the outstanding capital stock of the Seller and each Originator is directly or indirectly owned of record by Interface, all of which capital stock is fully paid and nonassessable.

                  (v) At all times from and after the earlier to occur of the Initial Purchase hereunder and the "Initial Purchase" under the Parallel Sale Agreement, the Seller has a net worth, as determined in accordance with generally accepted accounting principles, in an amount not less than three percent (3%) of the outstanding balance of the Receivables Pool.

                  SECTION 9.2. Representations and Warranties of Interface. In support of the obligations of Interface under Section 10.4, and the other covenants of Interface set forth in Section 10.5, Interface makes, with respect to itself, the following representations and warranties to the Bank Purchasers on the date hereof and on the date of each Purchase hereunder:

                  (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations hereunder.

                  (b) The execution, delivery and performance by Interface of this Agreement are within the Interface's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) Interface's charter or by-laws or (ii) law or any contractual restriction binding on or affecting Interface.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Interface of this Agreement.

                  (d) This Agreement, when executed and delivered by Interface, will be the legal, valid and binding obligation of Interface, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws or by general principles of equity.

                  (e) There is no pending or threatened action or proceeding affecting Interface or any of its subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect its ability to perform its obligations under this Agreement, or which could affect the legality, validity or enforceability of this Agreement as against Interface.

                  (f) Interface is not (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time, or any successor statute. Interface does not own, control, operate or manage real estate fixtures or personal property in connection with or to facilitate the production, generation, transmission, delivery or furnishing of electricity for light, heat or power, for public use except where electricity is generated on or distributed by the producer through private property alone solely for its own use or the use of its tenants and not for sale to others.


                              ARTICLE X: COVENANTS

                  SECTION 10.1. Affirmative Covenants of the Seller and the Collection Agent. Until the Bank Group Ownership Interest is reduced to zero as described in Section 3.1(c) and no further Purchases are to be made, the Seller will, and the Collection Agent (with respect to itself) will, unless the Majority Bank Purchasers have otherwise consented in writing:

                  (a) Comply with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables, the Related Rights and Collections the failure to comply with which may materially adversely affect its financial condition or operations, or its ability to perform its obligations under the Sale Documents, or which may affect the legality, validity or enforceability of any Sale Document or of any Ownership Interest.

                  (b) Maintain its corporate existence in the jurisdic tion of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations hereunder.

                  (c) At any reasonable time, upon prior notice to such Person, permit any Bank Purchaser or Agent or their respective agents or representatives to visit and inspect any of its properties, to examine its books of account and other records and files relating to Receivables (including, without limitation, computer tapes and disks) and to discuss its affairs, business, finances and accounts with its officers and employees.

                  (d) Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all records and other information, reasonably necessary, or in any material respect advisable, for the collection of Receivables (including, without limitation, records reasonably adequate to permit the daily identification of Receivables and all Collections and adjustments to Receivables).

                  (e) At its expense timely and fully perform and comply with all material provisions and covenants required to be observed by the Seller under the contracts related to the Receivables.

                  (f) Keep its place of business or chief executive office (if it has more than one place of business) and the office where it keeps the originals of its records concerning the Receivables at the address therefor listed in Schedule D or, upon 30 days' prior written notice to the Administrative Agent, at any other location in a jurisdiction where all UCC financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence the Ownership Interest of each Bank Purchaser, have been filed.

                  (g) Comply in all material respects with the applicable Credit and Collection Policy in regard to each Receivable and any contract related to such Receivable.

                  (h) Instruct all Obligors to cause all Collections to be deposited directly into a Lock-Box.

                  (i) File and maintain in effect all filings, and take all such other actions, as may be necessary to protect the validity and perfection of (i) the Ownership Interests of the Bank Purchasers and (ii) the ownership interest of each Originator under a Transfer Agreement in the receivables purportedly transferred thereunder.

                  (j) Cause each Plan to comply in all material respects with all applicable provisions of ERISA.

                  (k) Treat the conveyance of each Ownership Interest in the Receivables, the Related Rights and the Collections under this Agreement as a sale for purposes of generally accepted accounting principles.

                  (l) In the case of the Seller, at all times from and after the earlier to occur of the Initial Purchase hereunder and the "Initial Purchase" under the Parallel Sale Agreement, have a net worth, as determined in accordance with generally accepted accounting principles, in an amount not less than three percent (3%) of the outstanding balance of the Receivables Pool at such time.

                  (m) In the case of the Seller, give to each transferor under each Transfer Agreement to which it is a party reasonably equivalent value in consideration of the transfer of each Receivable thereunder.

                  (n) In the case of the Seller, require each transferor under a Transfer Agreement to hold in trust and promptly turn over to the Collection Agent any Collections received by such transferor on the Seller's behalf.

                  (o) In the case of the Seller, assign to the Bank Purchasers, consistent with the Consent and Acknowledgment, all rights of the Seller under each Transfer Agreement and the Seller agrees that (i) the Bank Purchasers shall be a third party beneficiary of the Seller's rights under such Transfer Agreement, (ii) the Seller will enforce its rights as transferee under such Transfer Agreement on behalf of the Bank Purchasers and (iii) the Bank Purchasers shall be entitled to enforce such rights against the applicable transferor as if the Bank Purchasers had been party to such Transfer Agreement.

                  SECTION 10.2. Reporting Requirements of the Seller and the Collection Agent. Until the Bank Group Ownership Interest is reduced to zero as described in Section 3.1(c) and no further Purchases are to be made, the Seller and the Collection Agent will, unless the Majority Bank Purchasers shall otherwise consent in writing, furnish to the Administrative Agent (or, in the case of clause (e) below, assist the Collection Agent in furnishing to the Administrative Agent) (in sufficient copies for distribution by the Administrative Agent to the Bank Purchasers):

                  (a) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Interface, balance sheets of Interface and its subsidiaries as of the end of such quarter and statements of income and retained earnings of Interface and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of Interface and prepared on a consolidated and a "line of business" basis;

                  (b) as soon as available and in any event within 120 days after the end of each fiscal year of Interface, a copy of the annual report for such year for Interface and its subsidiaries, containing audited financial statements for such year certified in a manner acceptable to the Administrative Agent by BDO Seidman or other independent public accountants acceptable to the Administrative Agent and prepared on a consolidated and a "line of business" basis;

                  (c) promptly after the sending or filing thereof, copies of all reports which Interface sends to the holders, as such, of any of its securities (as a class), and copies of all regular or periodic reports (including all reports filed on Form 10-K, 10-Q and 8-K and all other reports required to be filed under Section 13 or Section 15(d) of the Exchange Act) and all registration statements (without exhibits) which Interface or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                  (d) (i) promptly and in any event within 30 Business Days after Interface or any ERISA Affiliate knows or has reason to know that a "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any Plan, a statement of the chief financial officer of Interface setting forth details as to such reportable event and the action that Interface or an ERISA Affiliate proposes to take with respect thereto, together with a copy of the notice of such reportable event, if any, given to the PBGC, the Internal Revenue Service or the Department of Labor; (ii) promptly and in any event within 10 Business Days after receipt thereof, a copy of any notice Interface or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such Plan; (iii) promptly and in any event within 10 Business Days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of the chief financial officer of Interface setting forth details as to such failure and the action that Interface or an ERISA Affiliate proposes to take with respect thereto, together with a copy of such notice given to the PBGC; and (iv) promptly and in any event within 30 Business Days after receipt thereof by Interface or any ERISA Affiliate from the sponsor of a multiemployer plan (as defined in Section 3(37) of ERISA), a copy of each notice received by Interface or any ERISA Affiliate concerning the imposition of withdrawal liability or a determination that a multiemployer plan is, or is expected to be, terminated or reorganized;

                  (e) the Receivables Activity Report as required under Section 7.4;

                  (f) forthwith upon the occurrence of any of the following, notice of (i) the occurrence of any Event of Termination, (ii) any change in the credit rating assigned by S&P or Moody's to any indebtedness of any Transaction Party, and (iii) any change in any Credit and Collection Policy; and

                  (g) such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of the Seller, the Collection Agent, the Originators or any of their respective subsidiaries as any Bank Purchaser or the Administrative Agent may from time to time reasonably request.

                  SECTION 10.3. Negative Covenants of the Seller and the Collection Agent. Until the Bank Group Ownership Interest is reduced to zero as described in Section 3.1(c) and no further Purchases are to be made, neither the Seller nor the Collection Agent will, unless the Majority Bank Purchasers otherwise consent in writing:

                  (a) Except as provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any security interest, lien or encumbrance

(other than any Permitted Lien) upon or with respect to, (i) in the case of the Seller, any of its assets, properties or interests in property, including, without limitation, any of the Receivables, the Related Rights, the Collections, or any Lock-Box, or assign any right to receive income in respect thereof, and
(ii) in the case of the Collection Agent, any of the Receivables, the Related Rights, the Collections or any Lock-Box, or assign any right to receive income in respect thereof.

                  (b) Amend or otherwise modify the terms of any Receivable that is (or shall have been at any time) an Eligible Receivable, or amend, modify or waive any term or condition of any contract related thereto, except in a manner consistent with the applicable Credit and Collection Policy and other ordinary course practices in effect on the date hereof.

                  (c) Make any change in the character of the business of the Seller, any material change in the character of the business of the Collection Agent, or any change in any Credit and Collection Policy which change in any of the foregoing cases would be reasonably likely to materially impair the collectibility of any Receivable.

                  (d) Add or terminate any bank as a Lock-Box Bank from those listed on Schedule C hereto, or make any change in its instructions to Obligors regarding payments to be made on any Receivable or payments to be made to any Lock-Box Bank, unless the Administrative Agent shall have received notice of such addition, termination or change and, with respect to the addition of any Lock-Box Bank, shall have received a Lock-Box Bank Agreement in substantially the form of Exhibit E executed by the Seller, the applicable Originator, and such Lock-Box Bank.

                  (e) Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box cash or cash proceeds other than Collections or other proceeds of Receivables; provided, it is understood that from time to time an obligor may mistakenly cause a remittance that is not a Collection to be directed to a Lock-Box, and in such case the Seller shall, promptly following its becoming aware of such mistake, so advise the Collection Agent.

                  (f) (i) In the case of the Seller or the Collection Agent, permit any accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) to exist with respect to any Plan, whether or not waived, (ii) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Code with respect to any Plan on or before the due date for such installment or other payment, (iii) terminate, or permit any ERISA Affiliate to terminate, any Plan which would result in any liability of the Collection Agent or any ERISA Affiliate under Title IV of ERISA, (iv) take any action or fail to take any action, or permit any ERISA Affiliate to take any action or fail to take any action, with respect to any multiemployer plan (as defined in Section 3(37) of ERISA) that will result in withdrawal liability of the Seller or any ERISA Affiliate, or (v) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in liabilities such that the Seller or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code.

                  (g) In the case of the Seller, (i) enter into or be a party to any agreement or instrument other than this Agreement, the other Sale Documents and the Subordinated Note, and such other agreements ("Operating Agreements") in the ordinary course of its limited business affairs as shall be necessary to effect the purposes of Section 10.4, (ii) amend, modify or waive any provision in any Sale Document, the Subordinated Note or (if any Affiliate of the Seller shall be party thereto) any Operating Agreement, or give any approval or consent of permission provided for in any thereof; provided that, in the case of the Parallel Sale Agreement, the Seller may agree to amend or modify such agreement without the prior written consent of any party hereto to the extent that such amendment or modification (x) corresponds and conforms to an amendment then being made to this Agreement, (y) relates to any reduction of the pricing applicable to the Seller thereunder or (z) permits or consents to the assignment by any financial institution party thereto of all or any portion of its interest thereunder, or (iii) unless thirty (30) days' prior written notice thereof shall have been given by the Seller to the Administrative Agent, amend, modify or waive any provision in any other Operating Agreement; provided that, upon any such notice, the Administrative Agent may require that, prior to giving effect to any such amendment, modification or waiver, the Seller shall have provided to the Bank Purchasers and the Administrative Agent (x) an opinion of counsel affirming that such action shall not adversely affect the conclusions set forth in the opinion required to be delivered under Section 6.4(h)(ii) and (y) a certificate of a senior officer of the Seller certifying that, after giving effect to such action, no Event of Termination shall have occurred and then be continuing.

                  (h) In the case of the Seller, engage in any business or enterprise or enter into any transaction other than as contemplated by this Agreement and the other Sale Documents.

                  (i) Amend the Certificate of Incorporation or By-Laws of the Seller.

                  (j) In the case of the Seller, create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement, the Parallel Sale Agreement, the Subordinated Note and the Transfer Agreements,
(iii) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in this Agreement and (iv) the issuance of a guaranty in favor of the transferees of interests in receivables originated by Interface Europe Ltd. and transferred to such transferees by a special purpose corporation ("UKSPC"), provided that such guaranty (A) is issued contemporaneously with the issuance by the UKSPC of a guaranty in favor of the Bank Purchasers and SPARC, (B) may not be drawn upon at any time prior to the reduction to zero of the Bank Group Ownership Interest and the termination of this Agreement, and (C) is limited in the amount of guaranteed obligations and subordinated on terms and conditions satisfactory to the Administrative Agent.

                  (k) In the case of the Seller, merge or consolidate with any other Person, or purchase, lease or otherwise acquire all or substantially all of the property or assets of any Person.

                  (l) In the case of the Seller, permit the principal amount evidenced by the Subordinated Note to exceed at any time an amount equal to the sum of (i) the Reserve at such time, (ii) the "Reserve" then in effect under the Parallel Sale Agreement, and (iii) the aggregate face amount of all Receivables then outstanding that are neither Defaulted Receivables nor Eligible Receivables.

                  SECTION 10.4. Covenants of the Seller and Interface Relating to Separate Legal Identity. The Seller and Interface hereby acknowledge that the Bank Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a separate legal entity from Interface, each Originator and each Originator Entity (as defined below). Therefore, from and after the date of execution and delivery of this Agreement and so long as this Agreement is in effect, the Seller and Interface shall take all reasonable steps including, without limitation, all steps that the Administrative Agent may from time to time reasonably request to maintain the Seller's identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of Interface, each Originator and any Affiliates (other than the Seller) thereof (each of Interface, each Originator and each of their respective Affiliates (other than the Seller) shall be referred to herein as an "Originator Entity"), and not just a division of any Originator Entity. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 10.1(b) above, the Seller shall (and Interface shall take all actions necessary to permit or enable the Seller to):

                  (i) conduct its own business in its own name and require that all full-time employees of the Seller identify themselves as such and not as employees of any Originator Entity (including, without limitation, by means of providing such employees with business or identification cards identifying such employees as the Seller's employees);

                  (ii) compensate all employees, consultants and agents directly, from the Seller's bank accounts, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of any Originator Entity, allocate the compensation of such employee, consultant or agent between the Seller and such Originator Entity on a basis which reflects the services rendered to the Seller and such Originator Entity;

                  (iii) clearly identify its offices (by signage or otherwise) as its offices, and all such offices will occupy space that is separate and distinct from any space occupied by any Originator Entity even if such office space is leased or subleased from, or is on or near premises occupied by any Originator Entity;

                  (iv) have a separate telephone number, which will be answered only in its name and separate checks in its own name;

                  (v) conduct all transactions with any Originator Entity strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and any Originator Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                  (vi) at all times have at least one member of its Board of Directors who is not (A) a director, officer or employee of any Originator Entity, (B) a person related to any officer or director of any Originator Entity, (C) a holder (directly or indirectly) of more than 5% of any voting securities of any Originator Entity, or (D) a person related to a holder (directly or indirectly) of more than 5% of any voting securities of any Originator Entity;

                  (vii) observe all corporate formalities as a distinct entity, and ensure that all corporate actions are duly authorized by unanimous vote of its Board of Directors;

                  (viii) maintain the Seller's books and records separate from those of any Originator Entity;

                  (ix) prepare its financial statements separately from those of other Originator Entities and insure that any consolidated financial statements of any Originator Entity that include the Seller have detailed notes clearly stating that the Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of its creditors;

                  (x) except as herein specifically otherwise provided, not commingle funds or other assets of the Seller with those of any Originator Entity and not maintain bank accounts or other depository accounts to which any Originator Entity is an account party, into which any Originator Entity makes deposits or from which any Originator Entity has the power to make withdrawals;

                  (xi) not permit any Originator Entity to pay any of the Seller's operating expenses (except pursuant to allocation arrangements that comply with the requirements of subparagraph (v) above; and

                  (xii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion letter of even date herewith issued by Kilpatrick & Cody relating to substantive consolidation, or set forth in any certificate relied upon by Kilpatrick & Cody in issuing such opinion letter, remain true and correct in all material respects at all times.

                  SECTION 10.5. Covenants of Interface. Until the Bank Group Ownership Interest is reduced to zero as described in Section 3.1(c) and no further Purchases are to be made, Interface, in support of its obligations set forth in Section 10.4, will, unless the Majority Bank Purchasers have otherwise consented in writing:

                  (a) Comply with all applicable laws, rules, regulations and orders with respect to it, its business and properties, the failure to comply with which may materially adversely affect its ability to perform its obligations under this Agreement, or which may affect the legality, validity or enforceability of this Agreement as against Interface.

                  (b) Maintain its corporate existence in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations hereunder.

                  (c) At any reasonable time, upon prior notice to Interface, permit any Bank Purchaser or the Administrative Agent or their respective agents or representatives to visit and inspect any of its properties, to examine its books of account and other records and files relating to this Agreement (including, without limitation, computer tapes and disks) and to discuss its affairs, business, finances and accounts with its officers and employees.

                  (d) Forthwith upon the occurrence thereof, provide notice to the Administrative Agent of the occurrence of any Event of Termination relating to the performance by Interface of its obligations under this Agreement.

                  (e) Not amend the Certificate of Incorporation or By-Laws of the Seller.

                  (f) Not permit the principal amount evidenced by Subordinated Note to exceed at any time an amount equal to the sum of (i) the Reserve at such time, (ii) the "Reserve" then in effect under the Parallel Sale Agreement, and
(iii) the aggregate face amount of all Receivables then outstanding that are neither Defaulted Receivables nor Eligible Receivables.

                  ARTICLE XI: INDEMNIFICATIONS; INCREASED COSTS

                  SECTION 11.1. Indemnification by the Seller of the Bank Purchasers, etc. Without limiting any other rights which the Bank Purchasers, the Administrative Agent and their respective officers, directors, employees, agents and Affiliates may have hereunder or under applicable law, the Seller hereby indemnifies such parties and holds them harmless from and against any and all damages, losses, claims, liabilities and related costs and expenses (including attorneys' fees and disbursements) incurred by any of them arising out of or resulting from this

Agreement or the purchase by any Bank Purchaser of any Ownership Interest in Receivables, including, without limitation:

                  (a) the reliance by the Administrative Agent or any Bank Purchaser on any representation or warranty made by the Seller, Interface or any Originator (or any of their respective officers) under or in connection with this Agreement or any Sale Document, which was incorrect when made (it being understood that the Administrative Agent and each Bank Purchaser shall, for purposes of this Section 11.1, be entitled to rely on the truth, accuracy and completeness of each representation and warranty made under this Agreement at the time of each Purchase, without regard to any qualifying language in the limited context of a condition precedent to the effect that any representation or warranty shall be true and correct "in all material respects" or words of like import);

                  (b) the failure by the Seller, Interface or the Collection Agent (or any Person to whom the Collection Agent may have delegated any of its duties or responsibilities as Collection Agent) to comply with any covenant set forth in this Agreement (including, without limitation, any covenant relating to the payment, remittance or deposit of any amount hereunder) or the failure by any party to any Transfer Agreement to comply with any obligation or covenant on its part to be performed thereunder or under the related Consent and Acknowledgment;

                  (c) the failure to vest and maintain in any Bank Purchaser, or to transfer to any Bank Purchaser, legal and equitable title to, and ownership of, an undivided percentage ownership interest (to the extent of such Bank Purchaser's Ownership Interest) in the Receivables, free and clear of any security interest, lien, claim or encumbrance;

                  (d) the transfer by the Seller of an undivided percentage ownership interest in any Receivables other than the Ownership Interest hereunder and the "Ownership Interest" under the Parallel Sale Agreement;

                  (e) the Seller's or any Originator's use of proceeds of the Purchases;

                  (f) the failure by the Seller or the Collection Agent timely to file financing statements or other similar instruments or documents under the Uniform Commercial Code (or other applicable law relating to the transfer of interests in the Receivables) of any applicable jurisdiction or other applicable laws with respect to any Receivables, whether at the time of a Purchase or otherwise;

                  (g) the return or transfer by the Collection Agent of any portion of Collections to the Seller or any other person for any reason whatsoever, other than as authorized in Section 7.2.1 or 7.2.2;

                  (h) any dispute, claim, offset or defense of any obligor to the payment of any Receivable (including a defense based on such Receivable's or the related contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms but excluding any discharge (as distinguished from avoidance) in bankruptcy or any similar insolvency proceeding of any Obligor due to the financial inability of such Obligor to pay its debts as they mature), or any other claim resulting from the sale, use, operation or ownership of or defects in or breaches of warranties with respect to, the merchandise or services relating to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (i) the Seller's or any Originator's failure to pay when due any taxes (including sales, excise or personal property taxes) payable by such Person in connection with the Receivables;

                  (j) the commingling of Collections with other funds of the Seller, the Collection Agent or any Originator Entity;

                  (k) the failure by the Seller, the Collection Agent or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

                  (l) the failure to vest all right, title and interest in the Seller in the Receivables purchased by the Seller from any

Originator under a Transfer Agreement, in each case free and clear of any security interest, lien, claim or encumbrance;

                  (m) any failure of the Seller to give reasonably equivalent value to any Originator under any Transfer Agreement in consideration of the transfer by such Originator to the Seller of any Receivables, or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

                  (n) any information provided by the Seller, Interface, any Originator or the Collection Agent or any Sale Document furnished to any Bank Purchaser or the Administrative Agent in connection with this Agreement which shall have been incorrect in any respect or which shall have omitted any material fact.

Notwithstanding anything herein to the contrary, however, the Seller shall not be obligated under this Section 11.1 to indemnify any Person against or hold any Person harmless from any damage, loss, claim, liability, cost or expense to the extent that the same arises out of or results from (i) such Person's own gross negligence or wilful misconduct, (ii) the negligence or wilful misconduct of the Collection Agent (if other than Interface or any Affiliate thereof), or (iii) the fact that any Receivable proves to be uncollectible (unless the Seller is otherwise expressly liable therefor under the terms of this Agreement or any other Sale Document). If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Seller hereby agrees to make the maximum contribution to the payment of the amounts indemnified against in this Section which is permissible under applicable law. To the extent that any claim arises against the Seller under this Section 11.1 in respect of any action taken or omitted to be taken by the Collection Agent in its capacity as Collection Agent, the Collection Agent agrees that (i) it shall be jointly and severally liable to the Bank Purchasers and the Administrative Agent in respect of such claim and
(ii) the Seller shall have a corresponding claim against the Collection Agent for any payments made by the Seller to any indemnified party hereunder.

                  SECTION 11.2. Indemnification Due to Failure to Consummate Purchase or Certain Reductions in Investment. Each notice of an offer to sell given by the Seller in accordance with Section 6.2(a) and each notice of election to reduce the Investment given by the Seller in accordance with Section 6.2(c) shall be irrevocable and binding on the Seller. The Seller shall indemnify each Bank Purchaser against any loss, cost or expense incurred by such Bank Purchaser as a result of (i) any failure to fulfill, on or before the date specified in any notice given pursuant to Section 6.2(a), the applicable conditions precedent for the making of the related Purchase, (ii) any failure of the Seller to make the reduction in the aggregate Investment contemplated in any notice given pursuant to Section 6.2(c) to the extent and on the date specified in such notice, or (iii) any remittance by the Seller or the Collection Agent of any Collections for application as a reduction of the aggregate Investment on any date other than a Settlement Date or on any Settlement Date to the extent such remittance exceeds the aggregate Investment allocated to Tranche Periods ending on such Settlement Date, in each such case including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank Purchaser to fund or maintain the affected or proposed Purchase or Investment; provided, however, that in each such case the Seller's indemnity obligations under this sentence shall apply only if and to the extent the affected or proposed Purchase or Investment relates to a Tranche Period having the Adjusted LIBO Rate or the Fixed CD Rate as its Discount Rate.

                  SECTION 11.3. Increased Costs; Capital Adequacy. (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation or administration of any law, rule or regulation, or (y) the compliance with any guideline, request or directive from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (i) any Bank Purchaser shall be subject to any tax, duty or other charge or withholding with respect to its

         Investment hereunder or its obligation to make Purchases hereunder or on or with respect to the Receivables or its Ownership Interest hereunder, or the basis of taxation of payments to any Bank Purchaser of any amount hereunder or its obligation to make Purchases hereunder shall have changed (except for changes in the tax on the overall net income of such Bank Purchaser imposed by the jurisdiction in which such Bank Purchaser's principal executive office or applicable Purchasing Office is located); or

                  (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank Purchaser shall be imposed or deemed applicable or any other condition affecting its Investment hereunder or its obligation to make Purchases shall be imposed on any Bank Purchaser, its applicable Purchasing Office or the London interbank market or the United States secondary certificate of deposit market;

and as a result thereof there shall be any increase in the cost to such Bank Purchaser of agreeing to make or making Purchases hereunder, or funding or maintaining its Investment hereunder (except to the extent already included in the determination of the applicable Fixed CD Rate or Adjusted LIBO Rate, if applicable), or there shall be a reduction in the amount received or receivable by such Bank Purchaser, then the Seller shall from time to time, upon written notice from and demand by such Bank Purchaser to the Seller, pay to the Administrative Agent for the account of such Bank Purchaser, within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Bank Purchaser against such increased cost; provided, however, that the Seller's indemnity obligations, under this Section shall apply only if and to the extent the affected Purchase or Investment relates to a Tranche Period having the Adjusted LIBO Rate or the Fixed CD Rate as its Discount Rate. A certificate as to the amount of such increased cost, submitted to the Seller by such Bank Purchaser in good faith and accompanied by a statement prepared by such Bank Purchaser describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

                  (b) Without limiting any other provision of this Agreement, in the event that any Bank Purchaser shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the date hereof, or any change therein or in the interpretation or application thereof, or compliance by such Bank Purchaser with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the date hereof (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect or reducing the rate of return on such Bank Purchaser's capital as a consequence of its obligations hereunder to a level below that which such Bank Purchaser could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Bank Purchaser's policies with respect to capital adequacy) by an amount deemed by such Bank Purchaser to be material, then within ten Business Days after written notice and demand by such Bank Purchaser (with copies thereof to the Administrative Agent), the Seller shall from time to time pay to such Bank Purchaser additional amounts sufficient to compensate such Bank Purchaser for such reduction. Each certificate as to the amount payable under this Section 11.3(b) (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to the Seller by any Bank Purchaser in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

                  SECTION 11.4. Notices. Each Bank Purchaser agrees to notify the Seller and the Administrative Agent upon its knowledge of a claim for which it intends to seek indemnification under Section 11.1 or reimbursement under
Section 11.2 or 11.3 from the Seller. The Seller agrees to assist the parties indemnified under Section 11.1, to the extent requested by them, in any action, suit or proceeding brought by or against them in connection with the indemnification granted herein.

                  SECTION 11.5. Purchasing Offices.

                  (a) Each Bank Purchaser agrees that, if requested by the Seller, it will use reasonable efforts (subject to overall policy considerations of such Bank Purchaser) to designate an alternate Purchasing Office with respect to any of its Purchases or Investments affected by the matters or circumstances described in Section 6.3(e), Section 6.3(f) or Section 11.3 to reduce the liability of the Seller or to avoid the results provided thereunder, so long as such designation is not disadvantageous to such Bank Purchaser as determined by such Bank Purchaser, which determination, if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 11.15 shall affect or postpone any of the obligations of the Seller or any right of any Bank Purchaser provided hereunder.

                  (b) If any Bank Purchaser that is organized under the laws of a jurisdiction other than the United States of America or any state or other political subdivision thereof (including the District of Columbia) issues a public announcement with respect to the closing of its offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by the Seller thereafter pursuant to (and as the term "Taxes" is defined in) Section 13.3, such Bank Purchaser shall use reasonable efforts to furnish the Seller and the Collection Agent notice thereof as soon as practical thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge the Seller from its obligations to such Bank Purchaser pursuant to Section 13.3 or otherwise result in any liability of such Bank Purchaser.

                  SECTION 11.6. Limitations on Certain Payment Obligations.

                  (a) Each Bank Purchaser or the Administrative Agent (as the case may be) shall make written demand on the Seller for indemnification of compensation on account of any Taxes pursuant to (and as such term is defined in) Section 13.3 no later than 90 days after the earlier of (i) the date on which such Person makes payment of such Taxes and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Person for payment of such Taxes.

                  (b) Each Bank Purchaser or the Administrative Agent (as the case may be) shall make written demand on the Seller for indemnification or compensation pursuant to Section 11.2 no later than 90 days after the event giving rise to indemnification or compensation occurs.

                  (c) Each Bank Purchaser or the Administrative Agent (as the case may be) shall make written demand on the Seller for indemnification or compensation pursuant to Section 11.3 no later than 90 days after such Person receives actual notice or obtains actual knowledge of the promulgation of the relevant law, rule, order or interpretation or occurrence of any other event giving rise to a claim pursuant to such section.

                  (d) In the event that any Bank Purchaser or the Administrative Agent (as the case may be) fails to give the Seller notice within the applicable time limitation described in paragraph (a) or (b) above (as the case may be), the Seller shall not have any obligation to pay such claim for compensation or indemnification. In the event that any Bank Purchaser or the Administrative Agent fails to give the Seller notice within the time limitation prescribed in paragraph (c) above, the Seller shall not have any obligation to pay any amount with respect to claims accruing prior to the 90th day preceding such written demand.

                       ARTICLE XII: EVENTS OF TERMINATION

                  SECTION 12.1. Events of Termination. Each of the following shall constitute an "Event of Termination":

                  (a) The Collection Agent (if Interface or any of its Affiliates) shall fail to (i) perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 12.1(a)) and such failure shall remain unremedied for three Business Days or (ii) make any payment or deposit to be made by it hereunder when due (and, in the case of any failure to make a timely payment or deposit solely by reason of any mechanical delay in or malfunction of the

Fedwire system, such failure shall remain unremedied for one Business Day); or

                  (b) The Seller shall fail to (i) make any payment when due under Section 3.3, Section 7.3 or otherwise hereunder (and, in the case of any failure to make a timely payment solely by reason of any mechanical delay in or malfunction of the Fedwire system, such failure shall remain unremedied for one Business Day) or (ii) perform or observe any term, covenant or agreement contained in Section 10.1(f) or (l) or Section 10.3(a), (g)(ii), (i), (j), (k) or (l); or

                  (c) Any representation or warranty or statement made by the Seller or any other Transaction Party (or any of their respective officers) under or in connection with this Agreement or any other Sale Document shall prove to have been incorrect in any material respect when made (other than any representation or warranty made by an Originator under Section 5(f) of any Transfer Agreement which is subsequently cured in accordance with the terms of the proviso set forth therein); or

                  (d) The Seller, Interface, the Collection Agent or any other Transaction Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Sale Document on its part to be performed or observed and any such failure shall remain unremedied for 10 days after any Transaction Party first becoming aware of such failure; or

                  (e) Any Purchase shall for any reason (other than pursuant to the terms hereof) cease to create, or any Ownership Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership or security interest to the extent contemplated herein in each Receivable, and in the Related Rights and Collections with respect thereto; or

                  (f) The Seller, Interface, the Collection Agent or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, Interface, the Collection Agent or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; or the Seller, Interface, the Collection Agent or any Originator shall take any corporate action to authorize any of the actions set forth above in this clause (f); or

                  (g) The aggregate outstanding balance of Receivables that are more than 60 days past due (from the respective due dates thereof) shall at any time exceed an amount equal to 11% of the aggregate outstanding balance of all Receivables at such time; or

                  (h) The aggregate outstanding balance of Defaulted Receivables during any monthly period shall at any time exceed an amount equal to 0.75% of the aggregate outstanding balance of all Receivables as of the last day of such period; or

                  (i) The aggregate Dilutions during any monthly period shall at any time exceed an amount equal to 6.0% of the aggregate outstanding balance of Eligible Receivables as of the last day of such period; or

                  (j) The "Portfolio Turnover" (as required to be set forth in, and as computed in accordance with, any Receivables Activity Report) shall at any time exceed 90 days; or

                  (k) (i) Any "Event of Default" shall occur under (and as defined in) the Interface Credit Agreement; or

                      (ii) Interface shall fail to pay any principal of or premium or interest on any indebtedness for borrowed money which is outstanding in a principal amount of at least $2,500,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other event shall occur or default condition shall exist under any agreement or instrument relating to any such indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or default condition is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such indebtedness shall be required to be made, in each case prior to the stated maturity thereof or the scheduled due date therefor; or

                      (iii) the Seller shall fail to pay any principal of or or premium or interest on the Subordinated Note or on any other indebtedness for borrowed money when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise but, in the case of the indebtedness evidenced by the Subordinated Note, other than by reason of the operation of the subordination provisions therein), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other event shall occur or default condition shall exist under any agreement or instrument relating to any such indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or default condition is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such indebtedness shall be required to be made, in each case prior to the stated maturity thereof or the scheduled due date therefor; or

                  (l) any "Event of Termination" shall occur under, and as defined in, the Parallel Sale Agreement; or

                  (m) The senior, long-term, unsecured, non-credit enhanced debt of Interface shall at any time have a credit rating by S&P of less than BB- or a credit rating by Moody's of less than Ba3 or, in the event that neither S&P nor Moody's shall then be rating such debt, the imputed equivalent of such ratings as determined by the Administrative Agent; or

                  (n) (i) So long as the holders of Interface's Class B common stock are entitled to elect a majority of Interface's board of directors, the Existing Shareholder Group shall at any time fail to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of a majority of the issued and outstanding shares of Interface's Class B common stock; or (ii) at any time during which the holders of Interface's Class B common stock have ceased to be entitled to elect a majority of Interface's board of Directors (A) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
Act), other than the Existing Shareholder Group, shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of sufficient shares of the then outstanding common stock of Interface entitled to vote for members of Interface's board of directors so as to possess effective control (as such term is defined in the second sentence of the definition of "Affiliate" in Article I) of Interface, or (B) during any period of twenty-four (24) consecutive calendar months, individuals who at the beginning of such period constituted Interface's board of directors (together with any new directors whose election by Interface's board of directors or whose nomination for election by Interface's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or (iii) any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of Interface Control Debt to require that such Interface Control Debt be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect; provided, however, that no Event of Termination hereunder shall be deemed to exist upon the occurrence of any event or condition described in the foregoing clauses

(i), (ii) or (iii) of this subsection (n) until ninety (90) days after the first occurrence or existence of such event or condition; or

                  (o) Interface shall at any time cease to own and hold, or cease to control all voting rights in respect of, all of the issued and outstanding capital stock of the Seller; or

                  (p) Interface shall for any reason (other than the removal thereof by the Bank Purchasers in accordance with the terms of this Agreement) cease to be or to serve as Collection Agent hereunder.

                  SECTION 12.2. Remedies. Upon the occurrence of any Event of Termination, (a) the Administrative Agent may at any time (and, upon the direction at any time of the Majority Bank Purchasers, the Administrative Agent shall) declare the Commitment Termination Date to have occurred, whereupon the commitment of each Bank Purchaser to make any further Purchases of any type hereunder shall terminate without further notice to or demand upon the Seller or any other Person, all of which are hereby waived by the Seller; provided that upon the occurrence of any of the events described in clause (f) in respect of the Seller or the Collection Agent, the Commitment Termination Date shall thereupon automatically occur without notice, and the commitment of each Bank Purchaser to make further Purchases of any type hereunder shall thereupon terminate automatically; and (b) the Administrative Agent, upon the direction of the Majority Bank Purchasers, may (i) remove the Person then acting as Collection Agent hereunder from its rights and responsibilities as Collection Agent and may designate any other Person (including, without limitation, the Administrative Agent or any Bank Purchaser) to be Collection Agent hereunder,
(ii) take control of the Lock-Boxes (by delivering to the Lock-Box Banks notice in substantially the form of Exhibit D), and (iii) notify Obligors of the Bank Group Ownership Interest in the Receivables. The Bank Purchasers and the Administrative Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the Uniform Commercial Code of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                           ARTICLE XIII: MISCELLANEOUS

                  SECTION 13.1. Amendments, Etc. No amendment or waiver of, or consent to the Seller's, Interface's or the Collection Agent's departure from, any provision of this Agreement shall be effective unless it is in writing in accordance with this Section 13.1, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. The Seller, the Collection Agent and the Administrative Agent, at the direction of the Majority Bank Purchasers, may enter into written modifications or waivers of any provisions of this Agreement; provided, however, that no such modification or waiver shall:

                  (i) without the consent of each affected Bank Purchaser, (a) extend the Commitment Termination Date or the date of any payment or deposit of Collections by the Seller or the Collection Agent, (b) reduce the rate or extend the time of payment of any amount due under
         Article V or Article VII (or any component thereof), (c) reduce any fee payable to the Administrative Agent for the benefit of the Bank Purchasers, (d) except as expressly contemplated herein, change the amount of the Investment, Pro Rata Share or Commitment of any Bank Purchaser, (e) amend, modify or waive any provision of the definition of "Majority Bank Purchasers" or this Section 13.1, (f) consent to or permit the assignment or transfer by the Seller or the Collection Agent of any of its rights or obligations under this Agreement, (g) change the definition of "Dilution Reserve," "Eligible Receivable," "Loss Reserve Ratio," "Ownership Interest," "Reserve" or "Yield Reserve," or
         (h) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (a) through (h) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

                  (ii) without the written consent of the then Administrative Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the Administrative Agent.

Notwithstanding the foregoing, the Administrative Agent may, without the consent of the Bank Purchasers or the Majority Bank Purchasers, enter into amendments, consents or waivers with the Seller and the Collection Agent that are, in the judgment of the Administrative Agent, ministerial or administrative in nature. Any modification or waiver made in accordance with this Section 13.1 shall apply to each of the Bank Purchasers equally and shall be binding upon the Seller, the Collection Agent, the Bank Purchasers and the Administrative Agent.

                  SECTION 13.2. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile, telegraphic, telex or cable communication) and shall be given to the applicable party at its address or applicable facsimile, telegraphic, telex or cable number or address set forth on the signature pages hereto or such other address or number as shall be designated by such party in a written notice to the other parties hereto. Each such notice or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section, except that notices and communications to the Administrative Agent pursuant to Section 6.2, Section 7.4 and Section 10.2(f) shall only be effective when received by the Administrative Agent.

                  SECTION 13.3. Payments Net of Taxes.

                  (a) All payments by the Seller payable under this Agreement shall be made free and clear of and without deduction for any present or future income, stamp or other taxes, fees, levies, imposts, deductions, duties, withholdings or other charges imposed by any taxing authority, and all liabilities with respect thereto, excluding, in the case of each Bank Purchaser, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes, imposed on it (i) by the jurisdiction under the laws of which such Bank Purchaser is organized or any political subdivision thereof and, in the case of each Bank Purchaser, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction of such Bank Purchaser's appropriate Purchasing Office or any political subdivision thereof, and (ii) by a jurisdiction in which any payments are to be made by the Seller hereunder, other than the United States of America, the United Kingdom, or The Netherlands, or any political subdivision of any thereof, and that would not have been imposed but for the existence of a connection between such Bank Purchaser and the jurisdiction imposing such taxes (other than a connection arising as a result of this Agreement or the transactions contemplated by this Agreement), except in the case of taxes described in this clause (ii) to the extent such taxes are imposed as a result of a change in the law or regulations of any jurisdiction or any applicable treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof after the date of this Agreement (all such excluded net income taxes, franchise taxes and branch profit taxes being herein collectively referred to as the "Excluded Taxes"; all such non-excluded taxes, fees, levies, imposts, deductions, duties, withholdings or other charges or liabilities being herein collectively referred to as "Taxes"). If the Seller shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank Purchaser or the Administrative Agent, (x) the sum so payable shall be increased by such amount (the "Gross-up Amount") as may be necessary so that after making all required deductions (including deductions with respect to Taxes owed by such Bank Purchaser or the Administrative Agent (as the case may be) on any Gross-up Amount payable under this Section 13.3) such Bank Purchaser or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Seller shall make such deductions and (z) the Seller shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) The Seller will indemnify each Bank Purchaser and the Administrative Agent for the full amount of Taxes (together with any Taxes or Excluded Taxes owed by such Bank Purchaser or the Administrative Agent (as the case may be) applicable to any Gross-up Amount or on the indemnification payments made by the Seller under this Section 13.3(b), but without duplication thereof), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Excluded Taxes were correctly or legally asserted so as to compensate such Bank Purchaser or the Administrative Agent (as the case may be) for any loss, cost, expense or liability incurred as a consequence of any such Taxes. Payment pursuant to such indemnification shall be made within ten (10) Business Days from the date such Bank Purchaser or the Administrative Agent makes written demand therefor on the Seller.
                  (c) Within thirty (30) days after the date of the Seller's payment of Taxes, the Seller will furnish the relevant Bank Purchaser, at its appropriate Purchasing Office, with the original or a certified copy of a receipt evidencing payment thereof.

                  (d) Each Bank Purchaser that is a foreign Person (that is, a Person other than a United States Person as defined in the Internal Revenue Code of 1986, as amended) hereby agrees that:

                  (i) Such Bank Purchaser shall, prior to the time it becomes a
                      Bank Purchaser hereunder, deliver to the Seller: (x) for each Purchasing Office of such Bank Purchaser located in the United States of America three (3) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), and/or
                      (y) for each Purchasing Office of such Bank Purchaser located outside the United States of America, three (3) accurate and complete signed originals of Internal Revenue service form 1001 or any successor thereto ("Form 1001"); in each case indicating that such Bank Purchaser, on the date of delivery thereof, is entitled to receive payments for the account of such Purchasing Office under this Agreement free from withholding of United States federal income tax; provided, that if the Form 4224 or Form 1001, as the case may be, supplied by a Bank Purchaser fails to establish a complete exemption from United States withholding tax as of the date such Bank Purchaser becomes a Bank Purchaser, such Bank Purchaser shall, within
                      15 days after a written request from the Seller deliver to the requesting party the forms or other documents necessary to establish a complete exemption from United States withholding tax as of such date;

                 (ii) If at any time such Bank Purchaser changes its
                      Purchasing Office or selects an additional
                      Purchasing Office, it shall, at the same time or reasonably promptly thereafter (but only to the extent the forms previously delivered by it hereunder are no longer effective) deliver to the Seller in replacement for the forms previously delivered by it hereunder: (x) for each changed or additional Purchasing Office located in the United States of America, three (3) accurate and complete signed originals of Form 4224; or (y) otherwise, three (3) accurate and complete signed originals of Form 1001; in each case indicating that such Bank Purchaser is on the date of delivery thereof entitled to receive payments for the account of such changed or additional Purchasing Office under this Agreement free from withholding of United States Federal income tax.

                  (e) In addition to the documents to be furnished pursuant to
Section 13.3(d) above, each Bank Purchaser shall, promptly upon the reasonable request of the Seller to that effect, deliver to the requesting party such other accurate and complete forms or similar documentation as such Bank Purchaser is legally able to provide and as may be required from time to time by any applicable law, treaty, rule or regulation of any jurisdiction in order to establish such Bank Purchaser's tax status for withholding purposes or as may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement. Each Bank Purchaser furnishing forms to the Seller or Interface pursuant to the requirements of Section 13.3(d) or this subsection (e), shall furnish copies of such forms to the Administrative Agent at the same time delivery of such forms is made to the Seller.

                  (f) The Seller shall not be required to pay any amounts pursuant to Section 13.3(a) or (b) above to any Bank Purchaser for the account of any Purchasing Office of such Bank Purchaser in respect of any United States withholding taxes payable hereunder (and the Seller, if required by law to do so, shall be entitled to withhold such amounts and pay such amount to the United States government) if the obligation to pay such amounts would not have arisen but for a failure by such Bank Purchaser to comply with its obligations under
Section 13.3(d), and if such Bank Purchaser shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of the payment of such sum by the Seller hereunder for the account of such Purchasing Office for, in each such case, any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Bank Purchaser became a Bank Purchaser hereunder.

                  (g) Within sixty (60) days of the written request of the Seller, each Bank Purchaser shall execute and deliver such certificates, forms and other documents, which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist the Seller in applying for refunds of Taxes remitted by the Seller hereunder.

                  (h) Each Bank Purchaser shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable by the Seller pursuant to this Section 13.3, except to the extent that a Bank Purchaser determines that such efforts would be disadvantageous to such Bank Purchaser, as determined by such Bank Purchaser and which determination, if made in good faith, shall be binding and conclusive on all parties hereto.

                  (i) To the extent that the payment of any Bank Purchaser's Taxes by the Seller hereunder gives rise from time to time to a Tax Benefit (as hereinafter defined) to such Bank Purchaser in any jurisdiction other than the jurisdiction which imposed such Taxes, such Bank Purchaser shall pay to the Seller the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to the Seller will be determined from time to time by the relevant Bank Purchaser in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Bank Purchaser to the Seller within a reasonable time after the filing of the income tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however, if at any time thereafter such Bank Purchaser is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Seller shall promptly, after notice thereof from such Bank Purchaser, repay to such Bank Purchaser the amount of such Tax Benefit previously paid to it and rescinded, disallowed or nullified. For purposes of this subsection, the term "Tax Benefit" shall mean the amount by which any Bank Purchaser's income tax liability for the taxable period in question is reduced below that which would have been payable had the Seller not been required to pay the Bank Purchaser's Taxes. In case of any dispute with respect to the amount of any payment due by any Bank Purchaser to the Seller under this subsection (i), the Seller shall not have any right to any offset or withholding with respect to future payments due to such Bank Purchaser under this Agreement.

                  (j) Without prejudice to the survival of any other agreements of the parties hereunder, the agreements and obligations of the Seller and the Bank Purchasers contained in this Section 13.3 shall survive the termination of this Agreement and the payment in full of the Investments and all other amounts owing by the Seller to the Bank Purchasers or the Administrative Agent hereunder.

                  SECTION 13.4. No Waiver; Remedies. No failure on the part of the Administrative Agent or any Bank Purchaser to exercise, and no delay in exercising, any right hereunder or under any Sale Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 13.5. Binding Effect; Assignability; Continuing Obligation. (a) This Agreement shall be binding upon and inure to the benefit of the Seller, Interface, each Bank Purchaser, the Administrative Agent and their respective successors and assigns, except that neither the Seller nor Interface shall have the right to assign any interest herein without the prior written consent of the Majority Bank Purchasers and the Administrative Agent.

                  (b) Each Bank Purchaser may assign all or any portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitment, its Investment and its Ownership Interest at the time held by it); provided, however, that in the case of any proposed assignment by a Bank Purchaser of its Commitment or Investment hereunder, the Administrative Agent, Interface and the Seller must give their prior written consent to such assignment (which consent shall not be unreasonably withheld).

                  (c) Each Bank Purchaser may, without the consent of the Seller, Interface or the Administrative Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, its Investment or its Ownership Interest); provided, however, that (i) no Bank Purchaser may sell a participation in its Commitment (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitment, except that no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Termination hereunder, (ii) such Bank Purchaser's obligations under this Agreement shall remain unchanged, (iii) such Bank Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Bank Purchaser) of the cost protection provisions contained in Section 11.3 of this

Agreement, and (v) the Seller and the Administrative Agent and other Bank Purchasers shall continue to deal solely and directly with such Bank Purchaser in connection with such Bank Purchaser's rights and obligations under this Agreement and the other Sale Documents, and such Bank Purchaser shall retain the sole right to enforce the obligations of the Seller and Interface relating to its Investment and Ownership Interest, and to approve any amendment, modification or waiver of any provisions of this Agreement.

                  (d) Any Bank Purchaser or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Seller, Interface or the other Consolidated Companies furnished to such Bank Purchaser by or on behalf of the Seller, Interface or any other Consolidated Company; provided that, prior to any such disclosure of information designated by the Seller or Interface as confidential, the Bank Purchaser proposing to make such assignment or sell such participation shall obtain from such prospective assignee or participant an agreement whereby such prospective assignee or participant shall agree to preserve the confidentiality of such confidential information consistent with the provisions of Section 8.05 of the Interface Credit Agreement.

                  (e) Any Bank Purchaser may at any time assign all or any portion of its rights in this Agreement to a Federal Reserve Bank; provided that no such assignment shall release the Bank Purchaser from any of its obligations hereunder.

                  (f) If (i) any Taxes referred to in Section 13.3 have been levied or imposed so as to require withholding or deductions by the Seller or Interface (as the case may be) and payment by the Seller or Interface (as the case may be) of additional amounts to any Bank Purchaser or the Administrative Agent as a result thereof, (ii) any Bank Purchaser or the Administrative Agent shall make demand for payment of any material additional amounts as compensation for its increased costs or for its reduced rate of return pursuant to Section
11.3 hereof, or (iii) any Bank Purchaser shall decline to consent to a modification or waiver of the terms of this Agreement or any other Sale Document requested by the Seller, then and in such event, upon request from the Seller delivered to such Bank Purchaser and the Administrative Agent, such Bank Purchaser shall assign, in accordance with the provisions of
Section 13.5(b), all of its rights and obligations under this Agreement and the other Sale Documents to such assignee as may be selected by the Seller and may be acceptable to the Administrative Agent, in consideration for the payment by such assignee to the affected Bank Purchaser of the amount of the outstanding Investment together with all Accrued Finance Charges thereon owing to such Bank Purchaser through the date of such assignment, and the assumption of the affected Bank Purchaser's commitment hereunder, together with any and all other amounts owing to such Bank Purchaser under any provisions of this Agreement or the other Sale Documents accrued to the date of such assignment.

                  (g) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the Ownership Interest of each Bank Purchaser is reduced to zero as described in Section 3.1(c) and no further Purchases are committed to be made hereunder, at which time this Agreement shall terminate; provided, however, that rights and remedies of each Bank Purchaser and the Administrative Agent under Article XI and Section 5.3 and the provisions of Section 13.12 shall survive any termination of this Agreement. Notwithstanding the foregoing, to the extent that the Seller or the Collection Agent makes a payment, deposit or remittance to any Bank Purchaser or the Administrative Agent, or any Bank Purchaser or the Administrative Agent receives any proceeds of the Receivables or Collections, which payment, deposit, remittance or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Seller or the Collection Agent, or any other Person, or their respective estates, trustees, receivers or any other Person, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment the obligation or part thereof which has been paid, reduced or satisfied by such amount (and the corresponding Ownership Interest) shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction and this Agreement shall continue in full force and effect with respect thereto.

                  SECTION 13.6.  Governing Law.  THIS AGREEMENT AND THE
SALE DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 13.7. Security Interest. The Seller hereby grants to the Administrative Agent, for the benefit of the Bank Purchasers, a continuing security interest in the Seller's right, title and interest in and to the Receivables and Collections to secure the obligations of the Seller to the Bank Purchasers hereunder, which security interest shall continue in effect until termination of this Agreement (and be subject to reinstatement) in accordance with Section 13.5.

                  SECTION 13.8. Construction of the Agreement. The parties hereto intend that the conveyance of Ownership Interests in Receivables by the Seller to the Bank Purchasers shall be treated as sales for all purposes. If, despite such intention, a determination is made that such transactions shall not be treated as sales, then this Agreement shall be interpreted to constitute a security agreement and the transactions effected hereby shall be deemed to constitute secured loans by the Bank Purchasers to the Seller under applicable law. For such purpose, the Seller hereby grants to the Administrative Agent, for the benefit of the Bank Purchasers, a continuing security interest in the Receivables and Collections to secure the repayment of the Investment of each Bank Purchaser and the payment and performance of the obligations of the Seller to each Bank Purchaser hereunder.

                  SECTION 13.9. Confidentiality. Each of the Administrative Agent and each Bank Purchaser agrees to maintain the confidentiality of any information regarding the Seller or Interface obtained in accordance with the terms of this Agreement which is not publicly available, but the Administrative Agent or such Bank Purchaser may reveal such information (a) to applicable rating agencies, liquidity providers and credit providers, (b) as necessary or appropriate in connection with the administration or enforcement of this Agreement or the funding of Purchases under this Agreement, (c) as required by law, government regulation, court proceeding or subpoena or (d) to bank regulatory agencies and examiners.

                  SECTION 13.10. Agent Determinations on Concentration Limits. The Administrative Agent is granted certain authority hereunder to reduce the Special Concentration Limit or Standard Concentration Limit for any Obligor (each such reduction being a "Redesignation"). Any act of Redesignation by the Administrative Agent shall be based upon a determination by the Administrative Agent or the Majority Bank Purchasers that either (i) in the exercise of its or their reasonable credit judgment, such Redesignation is appropriate, based upon such factors as the Administrative Agent has, or the Majority Bank Purchasers have, determined to be relevant, including, without limitation, any of the following factors: any change in, or change in the credit analysis as to, the nature, business, prospects, condition (financial or other), operations, properties or management of an Obligor or the Seller or the applicable Originator; any lack of sufficient and reliable information with respect to any of the foregoing; any change in, or change in the credit analysis as to, the credit or collateral support for any Receivable or any class of Receivables; the aggregate portfolio exposure of the Administrative Agent or any Bank Purchaser to such Obligors or Receivables of such type; or any change in the credit or collection policy of the Seller or the applicable Originator, or (ii) compliance with any law or regulation or any guideline, directive or request from any central bank or other governmental authority (whether or not having the force of law), or that compliance with any guideline, directive or request of any rating agency, requires such Redesignation.

                  SECTION 13.11. Not a Joint Venture. Nothing contained in this Agreement or in any other Sale Document, and no action taken by any Bank Purchaser, the Administrative Agent or the Collection Agent pursuant hereto or thereto, shall be deemed to constitute the Seller (or any other Transaction Party) and the Bank Purchasers a partnership, association, joint venture or other entity.

                  SECTION 13.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  SECTION 13.13. Submission to Jurisdiction, Appointment of Agent to Accept Service of Process.

                  (a) THE SELLER, INTERFACE AND THE COLLECTION AGENT HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SELLER, INTERFACE AND THE COLLECTION AGENT IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (b) Each of the Seller, Interface and the Collection Agent has irrevocably appointed CT Corporation as its agent to receive, accept and acknowledge for and on its behalf, service of any and all legal process, summons, notices and documents which may be served in any such proceeding brought in any such court which may be made on such agent. If for any reason such agent shall cease to be available to act as such, each of the Seller, Interface and the Collection Agent agrees to designate a new agent in The City of New York the terms and for the purposes of this Section 13.13 satisfactory to the Purchaser.

                  SECTION 13.14. Change in Accounting Principles, Fiscal Year or Tax Laws. If (i) any preparation of the financial statements referred to in
Section 10.2 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) if there is any change in Interface's fiscal quarter of fiscal year, or (iii) there is a material change in federal tax laws which materially affects the Seller's ability to comply with the financial covenants, standards or terms found in this Agreement, the parties agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provision of this Agreement shall govern.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers as of the date set forth on the cover page of this Agreement.


                            INTERFACE SECURITIZATION CORPORATION,
                              as Seller



                            By /s/ Daniel T. Hendrix
                              ---------------------------------
                              Name: Daniel T. Hendrix
                              Title: Senior Vice President & Treasurer

                            Address:  100 Chastain Center Boulevard
                                      Suite 165
                                      Kennesaw, Georgia 30144
                                      Facsimile:  (770) 319-0070



                            INTERFACE, INC., individually and as
                            initial Collection Agent



                             By   /s/ Daniel T. Hendrix
                               ---------------------------------
                               Name:  Daniel T. Hendrix
                               Title: Senior Vice President & Treasurer

                             Address: 2859 Paces Ferry Road
                                      Suite 2000
                                      Atlanta, Georgia 30339
                                      Facsimile: (770) 319-0070

                             CANADIAN IMPERIAL BANK OF COMMERCE,
                             as Administrative Agent



                             By /s/ Barbara Duberstein
                               -----------------------------------
                               Name: Barbara Duberstein
                               Title:  Authorized Signatory


                             425 Lexington Avenue
                             New York, New York
                             Attn: Bryan Wickware
                             Telecopy: (212) 856-3866





Commitment                   BANK PURCHASER

$47,500,000                  CANADIAN IMPERIAL BANK OF COMMERCE




                             By  /s/
                               -----------------------------------
                               Name:
                               Title:


                             425 Lexington Avenue
                             New York, New York
                             Attn: Bryan Wickware
                             Telecopy: (212) 856-3866